                                                                     EXHIBIT 4.2

                        POOLING AND SERVICING AGREEMENT
                          Dated as of December 1, 1996

                                  by and among

                   CS First Boston Mortgage Securities Corp.
                                  (Depositor)

                     T.A.R. Preferred Mortgage Corporation
                                    (Seller)

                                      and
                           Advanta Mortgage Corp. USA
                                   (Servicer)

                                      and

                             Bankers Trust Company
                                   (Trustee)



                 Preferred Mortgage Asset-Backed Certificates,
                                 Series 1996-2

                               TABLE OF CONTENTS

                                                                            Page


ARTICLE I
                                  Definitions

Section 1.1 Certain Defined Terms...........................................  1
Section 1.2 Provisions of General Application...............................  40

                                  ARTICLE II

                          Establishment of the Trust
                     Sale and Conveyance of the Trust Fund
Section 2.1 Sale and Conveyance of Trust Fund; Priority and
          Subordination of Ownership Interests; Establishment of the Trust..  42
Section 2.2 Possession of Mortgage Files; Access to Mortgage Files..........  43
Section 2.3 Delivery of Mortgage Loan Documents.............................  44
Section 2.4 Acceptance by Trustee of the Trust Fund; Certain
          Substitutions; Certification by Trustee...........................  47
Section 2.5 [RESERVED]......................................................  48
Section 2.6 Execution of Certificates.......................................  48
Section 2.7 Application of Principal and Interest...........................  49
Section 2.8 Further Assurances; Powers of Attorney..........................  49
Section 2.9 Conveyance of the Subsequent Mortgage Loans.....................  49

                                  ARTICLE III

                        Representations and Warranties

Section 3.1 Representations of the Servicer.................................  53
Section 3.2 Representations, Warranties and Covenants of the Depositor......  54
Section 3.3 RESERVED........................................................  55
Section 3.4 Purchase and Substitution.......................................  55
Section 3.5 Indemnification of the Trust Fund by the Indemnitors............  57

ARTICLE IV

                               The Certificates

Section 4.1 The Certificates................................................  58
Section 4.2 Registration of Transfer and Exchange of Certificates...........  58
Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates...............  64
Section 4.4 Persons Deemed Owners...........................................  64

ARTICLE V

              Administration and Servicing of the Mortgage Loans

Section 5.1 Appointment of the Servicer.....................................  65

Section 5.2  Subservicing Agreements Between the Servicer and
          Subservicers.................................................   66
Section 5.3  Collection of Certain Mortgage Loan Payments; Collection
          Account......................................................   67
Section 5.4  Permitted Withdrawals from the Collection Account.........   69
Section 5.5  Payment of Taxes, Insurance and Other Charges.............   70
Section 5.6  Maintenance of Casualty Insurance.........................   70
Section 5.7  Servicer Account..........................................   71
Section 5.8  Fidelity Bond; Errors and Omissions Policy................   71
Section 5.9  Collection of Taxes, Assessments and Other Items..........   72
Section 5.10 Enforcement of Due-on-Sale Clauses; Assumption
           Agreements..................................................   72
Section 5.11 Realization upon Defaulted Mortgage Loans.................   73
Section 5.12 Trustee to Cooperate; Release of Mortgage Files...........   76
Section 5.13 Servicing Fee; Servicing Compensation.....................   77
Section 5.14 Reports to the Trustee; Collection Account Statements.....   77
Section 5.15 Annual Statement as to Compliance.........................   78
Section 5.16 Annual Independent Public Accountants' Servicing Report...   78
Section 5.17 [Reserved]................................................   78
Section 5.18 Reports to be Provided by the Servicer....................   78
Section 5.19 Adjustment of Servicing Compensation in Respect of Prepaid
           Mortgage Loans..............................................   79
Section 5.20 Delinquency Interest Advances.............................   79
Section 5.21 [Reserved]                                                   79
Section 5.22 Maintenance of Corporate Existence and Licenses; Merger or
           Consolidation of the Servicer...............................   79
Section 5.23 Assignment of Agreement by Servicer; Servicer Not to
           Resign......................................................   80
Section 5.24 Information Reports to be Filed by the Servicer...........   80

ARTICLE VI
                          Distributions and Payments

Section 6.1   Establishment of Certificate Account; Deposits to the
          Certificate Account...........................................  81
Section 6.2   Permitted Withdrawals From the Certificate Account........  81
Section 6.3   Collection of Money.......................................  82
Section 6.4   The Certificate Insurance Policy..........................  82
Section 6.5   Distributions.............................................  84
Section 6.6   Investment of Accounts....................................  85
Section 6.7   Reports by Trustee........................................  86
Section 6.8   Additional Reports by Trustee.............................  88
Section 6.9   Compensating Interest.....................................  88
Section 6.10  Effect of Payments by the Certificate Insurer;
           Subrogation..................................................  89
Section 6.11  Pre-Funding Account.......................................  89
Section 6.12  Capitalized Interest Accounts.............................  90

ARTICLE VII

                                    Default
Section 7.1   Events of Default.........................................   92
Section 7.2   Trustee to Act; Appointment of Successor..................   94
Section 7.3   Waiver of Defaults........................................   95
Section 7.4   Mortgage Loans, Trust Fund and Accounts Held for Benefit
          of the Certificate Insurer....................................   96

ARTICLE VIII

                                  Termination
Section 8.1   Termination                                                  97
Section 8.2   Additional Termination Requirements.......................   98
Section 8.3   Accounting Upon Termination of Servicer...................   99

ARTICLE IX

                                  The Trustee
Section 9.1   Duties of Trustee.........................................  101
Section 9.2   Certain Matters Affecting the Trustee.....................  102
Section 9.3   Not Liable for Certificates or Mortgage Loans.............  104
Section 9.4   Trustee May Own Certificates..............................  104
Section 9.5   Payment of Trustee Fees...................................  104
Section 9.6   Eligibility Requirements for Trustee......................  104
Section 9.7   Resignation and Removal of the Trustee....................  105
Section 9.8   Successor Trustee.........................................  106
Section 9.9   Merger or Consolidation of Trustee........................  106
Section 9.10  Appointment of Co-Trustee or Separate Trustee.............  106
Section 9.11  Retirement of Certificates................................  107

ARTICLE X

                      REMIC Administration and Provisions
Section 10.1   REMIC Administration.....................................  109
Section 10.2   Prohibited Transactions and Activities...................  114
Section 10.3   Servicer, Trustee and REMIC Administrator Indemnification. 114

ARTICLE XI

                           Miscellaneous Provisions
Section 11.1   Limitation on Liability of the Depositor and the Servicer. 116
Section 11.2   Acts of Certificateholders; Certificateholders' Rights.... 116
Section 11.3   Amendment................................................. 117
Section 11.4   Recordation of Agreement.................................. 118
Section 11.5   Duration of Agreement..................................... 118
Section 11.6   Notices................................................... 118

Section 11.7   Severability of Provisions................................  119
Section 11.8   No Partnership............................................  119
Section 11.9   Counterparts..............................................  119
Section 11.10  Successors and Assigns....................................  119
Section 11.11  Headings..................................................  119
Section 11.12  The Certificate Insurer Default...........................  119
Section 11.13  Third Party Beneficiary...................................  119
Section 11.14  Intent of the Parties.....................................  119
Section 11.15  GOVERNING LAW CONSENT TO JURISDICTION;
             WAIVER OF JURY TRIAL........................................  120

                                   EXHIBITS

EXHIBIT A-1    Certificate Insurance Policy
EXHIBIT A-2    Statement of Insurance
EXHIBIT B-1    Form of Class A-1 Certificate
EXHIBIT B-2    Form of Class A-2 Certificate
EXHIBIT B-3    Form of Class A-3 Certificate
EXHIBIT B-4    Form of Class A-4 Certificate
EXHIBIT B-5    Form of Class A-5 Certificate
EXHIBIT B-6    Form of Class A-6 Certificate
EXHIBIT B-7    Form of Class B Certificate
EXHIBIT B-8    Form of Class C Certificate
EXHIBIT B-9    Form of Class RL Certificate
EXHIBIT B-10   Form of Class RU Certificate
EXHIBIT C      Mortgage Loan Schedule
EXHIBIT D      Trustee's Acknowledgement of Receipt of files
EXHIBIT E      Initial Certification of Trustee
EXHIBIT F      Final Certification of Trustee
EXHIBIT G      Request for Release of Documents
EXHIBIT H      Form of Investor Representation Letter
EXHIBIT I      Form of Transferor Representation Letter
EXHIBIT J      Form of Rule 144A Investment Representation
EXHIBIT K      Transfer Affidavit and Agreement
EXHIBIT L      Transferor's Certificate
EXHIBIT M-1    ERISA Investment Representation Letter
EXHIBIT M-2    ERISA Investment Representation Letter
EXHIBIT N      Certificate Re: Prepaid Loans
EXHIBIT O      Addition Notice and Subsequent Transfer Instrument

      This Pooling and Servicing Agreement, dated as of December 1, 1996, by and among CS First Boston Mortgage Securities Corp., a Delaware corporation, in its capacity as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corporation, a California corporation, in its capacity as seller (the "Seller"), Advanta Mortgage Corp. USA, a Delaware corporation, in its capacity as servicer (the "Servicer"), and Bankers Trust Company, a New York banking corporation, in its capacity as trustee (the "Trustee).


                             PRELIMINARY STATEMENT:

  The Depositor intends to sell asset-backed certificates (collectively, the "Certificates"), to be issued hereunder in ten classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Mortgage Loans, the Collection Account, the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account (each, as defined herein).

  In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Servicer and the Trustee agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

      Section 1.1  Certain Defined Terms.  Whenever used herein, the following
                   ---------------------
words and phrases, unless the context otherwise requires, shall have the following meanings.

      "Accepted Servicing Practices" shall mean the Servicer's normal servicing
       ----------------------------
practices in servicing and administering mortgage loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and will give due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

      "Account" shall mean any Eligible Account established hereunder.
       -------

      "Accrual Period" shall mean with respect to any Distribution Date, the
       --------------
calendar month immediately preceding the month in which such Distribution Date occurs.

      "Addition Notice" shall mean, with respect to the transfer of Subsequent
       ---------------
Mortgage Loans to the Trust Fund pursuant to Section 2.9 of this Agreement and the related Subsequent Transfer Instrument, a notice, substantially in the form of Exhibit O, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Principal Balance as of the related Subsequent Cut-Off Date of such Subsequent Mortgage Loans.

      "Advanta" shall mean Advanta Mortgage Corp. USA, a Delaware corporation.
       -------

      "Affiliate" shall mean, with respect to any Person, any other Person
       ---------
directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" shall mean this Pooling and Servicing Agreement, including the
       ---------
Exhibits hereto, as amended or supplemented from time to time.

      "Appraised Value" shall mean the appraised value of any Mortgaged
       ---------------
Property, equal to the value of the related Mortgaged Property based upon the appraisal made at the time the Mortgage Loan is originated.

      "Assignment of Mortgage" shall mean, with respect to each Mortgage Loan,
       ----------------------
an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

      "Authorized Denominations" shall mean with respect to each of the Class A
       ------------------------
Certificates, the minimum Percentage Interest corresponding to a minimum denomination of $1,000 or integral multiples of $1.00 in excess thereof; with respect to the Class B Certificates, the Class C Certificates and the Residual Certificates, a minimum Percentage Interest of 10.00% and integral multiples of 0.01% in excess thereof.

      "Available Funds" as defined in Section 6.4(a).
       ---------------

      "Available Funds Shortfall" shall mean, with respect to the Mortgage Loans
       -------------------------
and any Distribution Date, the excess of (x) the Insured Distribution Amount over (y) the Available Funds for such Distribution Date.

      "Business Day" shall mean any day other than (a) a Saturday or Sunday, or
       ------------
(b) a day on which banking institutions in the States of California or New York or in the city in which the Corporate Trust Office of the Trustee or the principal offices of the Certificate Insurer are authorized or obligated by law or executive order to be closed.

      "Capitalized Interest Account" shall mean the Account established and
       ----------------------------
maintained pursuant to Section 6.12, which must be an Eligible Account.

      "Capitalized Interest Addition" shall mean, as to any Distribution Date,
       -----------------------------
an amount equal to interest accrued for the related Collection Period on an amount equal to (i) $69,876,633.56 minus (ii) the aggregate Principal Balance of any related Subsequent

Mortgage Loans transferred prior to the first day of the month in which such Distribution Date occurs, calculated at a rate equal to the weighted average Class A Pass-Through Rate.

      "Capitalized Interest Amount" shall mean $717,982.41.
       ---------------------------

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation
       ------
and Liability Act of 1980.

      "Certificate" shall mean any Class A Certificate, Class B Certificate,
       -----------
Class C Certificate, Class RU Certificate or Class RL Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

      "Certificate Account" shall mean the Eligible Account established in
       -------------------
accordance with Section 6.1(a) hereof and maintained by the Trustee.

      "Certificateholder or Holder" shall mean the Person in whose name a
       ---------------------------
Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 11.02), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Seller or any Affiliate thereof shall be deemed not to be outstanding and the rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.03. The Trustee shall be entitled to rely upon a certification of the Depositor or the Seller in determining if any Certificates are registered in the name of a respective Affiliate. Any Class A Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

      "Certificate Insurance Agreement" shall mean that certain agreement dated
       -------------------------------
as of December 1, 1996 between the Certificate Insurer, the Depositor and the parties named therein.

      "Certificate Insurance Payments Account" shall mean the Eligible Account
       --------------------------------------
established in accordance with Section 6.4(c) hereof and maintained by the Trustee.

      "Certificate Insurance Policy" shall mean the certificate guaranty
       ----------------------------
insurance policy No. 22647, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Class A
Certificateholders, a copy of which is attached hereto as Exhibit A-1.

      "Certificate Insurance Policy Premium Amount" shall mean, the product of
       -------------------------------------------
the Premium Percentage and the Class A Principal Balance for the related Distribution Date.

      "Certificate Insurer" shall be MBIA Insurance Corporation, a stock
       -------------------
insurance company organized and created under the laws of the State of New York, and any successors thereto.

      "Certificate Insurer Default" shall mean the failure, and continuance of
       ---------------------------
such failure, by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms.

      "Certificate Register" shall have the meaning described in Section 4.2(a).
       --------------------

      "Charged-off Loan": a Mortgage Loan shall become a Charged-off Loan on the
       ----------------
earlier to occur of (a) the date on which any payment due or portion thereof with respect to such Mortgage Loan has become delinquent for a period of 180 consecutive days, (b) the time such Mortgage Loan becomes a Liquidated Loan or
(c) the date on which the Holder of the Subordinate Certificates repurchases such Mortgage Loan pursuant to the last paragraph of Section 5.11(a) hereof.

      "Civil Relief Act" shall mean the Soldiers' and Sailors' Civil Relief Act
       ----------------
of 1940, as amended.

      "Class" shall mean any designated Class of Certificates of this Series.
       -----

      "Class A Certificate" shall mean any of the Certificates designated as a
       -------------------
"Class A-1 Certificate," "Class A-2 Certificate," "Class A-3 Certificate," "Class A-4 Certificate," "Class A-5 Certificate" or "Class A-6 Certificate" on the face thereof, in the form of Exhibit B-1-1, B-1-2, B-1-3, B-1-4, B-1-5 and B-1-6, respectively, hereto, and executed, authenticated and delivered by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

      "Class A Final Scheduled Maturity Date" shall mean with respect to each
       -------------------------------------
Class of Class A Certificates, the scheduled final maturity date for such Class A Certificates.

      "Class A Interest Distribution Amount" shall mean the sum of the Class A-1
       ------------------------------------
Interest Distribution Amount, the Class A-2 Interest Distribution Amount, the Class A-3 Interest Distribution Amount, the Class A-4 Interest Distribution Amount, the Class A-5 Interest Distribution Amount and the Class A-6 Interest Distribution Amount.

      "Class A Principal Balance" shall mean, as of any date of determination,
       -------------------------
the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance and the Class A-6 Principal Balance.

      "Class A Principal Distribution Amount" shall mean the related principal
       -------------------------------------
distribution with respect to the Class A-1 Principal Distribution Amount, the Class A-2 Principal Distribution Amount, the Class A-3 Principal Distribution Amount, the Class A-4

Principal Distribution Amount, the Class A-5 Principal Distribution Amount or the Class A-6 Principal Distribution Amount, as the case may be.

      "Class A-1 Carry-Forward Amount" shall mean, as of any Distribution Date,
       ------------------------------
the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-1 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-1 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-1 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Pass-Through Rate. Any Class A-1 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-1 Interest Distribution Amount.

      "Class A-1 Final Scheduled Maturity Date" shall mean with respect to the
       ---------------------------------------
Class A-1 Certificates, May 25, 2003, or if such date is not a Business Day, the first Business Day thereafter.

      "Class A-1 Interest Distribution Amount" shall mean, with respect to the
       --------------------------------------
Class A-1 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-1 Principal Balance immediately prior to such Distribution Date at the Class A-1 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-1 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-1 Interest Distribution Amount in respect of the Class A-1 Certificates.

      "Class A-1 Pass-Through Rate" with respect to any Distribution Date, will
       ---------------------------
be equal to a per annum rate of 6.43%.

      "Class A-1 Principal Balance" shall mean, as of any time of determination,
       ---------------------------
the Original Class A-1 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

      "Class A-1 Principal Distribution Amount" shall mean, with respect to the
       ---------------------------------------
Class A-1 Certificates for any Distribution Date, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-1
                         ----
        Interest Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-1 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-1 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class A-2 Carry-Forward Amount" shall mean, as of any Distribution
         ------------------------------
Date, the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-2 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-2 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-2 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Pass-Through Rate. Any Class A-2 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-2 Interest Distribution Amount.

        "Class A-2 Final Scheduled Maturity Date" shall mean with respect to the
         ---------------------------------------
Class A-2 Certificates, March 25, 2005, or if such day is not a Business Day, the first Business Day thereafter.

        "Class A-2 Interest Distribution Amount" shall mean, with respect to the
         --------------------------------------
Class A-2 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-2 Principal Balance immediately prior to such Distribution Date at the Class A-2 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-2 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-2 Interest Distribution Amount in respect of the Class A-2 Certificates.

        "Class A-2 Pass-Through Rate" with respect to any Distribution Date,
         ---------------------------
will be equal to a per annum rate of 6.32%.

        "Class A-2 Principal Balance" shall mean, as of any time of
         ---------------------------
determination, the Original Class A-2 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

        "Class A-2 Principal Distribution Amount" shall mean, with respect to
         ---------------------------------------
the Class A-2 Certificates for any Distribution Date after the Class A-1 Principal Balance has been reduced to zero, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-2
                         ----
        Interest Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-2 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-2 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class A-3 Carry-Forward Amount" shall mean, as of any Distribution
         ------------------------------
Date, the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-3 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-3 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-3 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-3 Pass-Through Rate. Any Class A-3 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-3 Interest Distribution Amount.

        "Class A-3 Final Schedule Maturity Date" shall mean with respect to the
         --------------------------------------
Class A-3 Certificates, April 25, 2007, or if such day is not a Business Day, the first Business Day thereafter.

        "Class A-3 Interest Distribution Amount" shall mean, with respect to the
         --------------------------------------
Class A-3 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-3 Principal Balance immediately prior to such Distribution Date at the Class A-3 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-3 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-3 Interest Distribution Amount in respect of the Class A-3 Certificates.

        "Class A-3 Pass-Through Rate" with respect to any Distribution Date,
         ---------------------------
will be equal to a per annum rate of 6.39%.

        "Class A-3 Principal Balance" shall mean, as of any time of
         ---------------------------
determination, the Original Class A-3 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

        "Class A-3 Principal Distribution Amount" shall mean, with respect to
         ---------------------------------------
the Class A-3 Certificates for any Distribution Date after the Class A-1 Principal Balance and the Class A-2 Principal Balance have been reduced to zero, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-3
                         ----
        Interest Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-3 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-3 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class A-4 Carry-Forward Amount" shall mean, as of any Distribution
         ------------------------------
Date, the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-4 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-4 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-4 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-4 Pass-Through Rate. Any Class A-4 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-4 Interest Distribution Amount.

        "Class A Final Scheduled Maturity Date" shall mean with respect to the
         -------------------------------------
Class A-4 Certificates, September 25, 2009, or if such day is not a Business Day, the first Business Day thereafter.

        "Class A-4 Interest Distribution Amount" shall mean, with respect to the
         --------------------------------------
Class A-4 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-4 Principal Balance immediately prior to such Distribution Date at the Class A-4 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-4 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-4 Interest Distribution Amount in respect of the Class A-4 Certificates.

        "Class A-4 Pass-Through Rate" with respect to any Distribution Date,
         ---------------------------
will be equal to a per annum rate of 6.62%.

        "Class A-4 Principal Balance" shall mean, as of any time of
         ---------------------------
determination, the Original Class A-4 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

        "Class A-4 Principal Distribution Amount" shall mean, with respect to
         ---------------------------------------
the Class A-4 Certificates for any Distribution Date after the Class A-1 Principal Balance, the Class A-2 Principal Balance and the Class A-3 Principal Balance have been reduced to zero, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-4
                         ----
        Interest Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-4 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-4 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class A-5 Carry-Forward Amount" shall mean, as of any Distribution
         ------------------------------
Date, the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-5 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-5 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-5 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-5 Pass-Through Rate. Any Class A-5 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-5 Interest Distribution Amount.

        "Class A-5 Final Scheduled Maturity Date" shall mean with respect to the
         ---------------------------------------
Class A-5 Certificates, April 25, 2010, or if such day is not a Business Day, the first Business Day thereafter.

        "Class A-5 Interest Distribution Amount" shall mean, with respect to the
         --------------------------------------
Class A-5 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-5 Principal Balance immediately prior to such Distribution Date at the Class A-5 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-5 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-5 Interest Distribution Amount in respect of the Class A-5 Certificates.

        "Class A-5 Pass-Through Rate" with respect to any Distribution Date,
         ---------------------------
will be equal to a per annum rate of 6.96%.

        "Class A-5 Principal Balance" shall mean, as of any time of
         ---------------------------
determination, the Original Class A-5 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

        "Class A-5 Principal Distribution Amount" shall mean, with respect to
         ---------------------------------------
the Class A-5 Certificates for any Distribution Date after the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance have been reduced to zero, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-5 Interest
                 ----
Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-5 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-5 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class A-6 Carry-Forward Amount" shall mean, as of any Distribution
         ------------------------------
Date, the sum of (a) the amount, if any, by which (i) the Insured Distribution Amount relating to the Class A-6 Certificates as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Class A-6 Certificates on such Distribution Date in respect thereof (including, without limitation, any amounts paid to the Class A-6 Certificateholders by the Certificate Insurer pursuant to Section 6.5 hereof) and (b) interest accrued for the related Accrual Period on the amount described in clause (a), calculated at an interest rate equal to the Class A-6 Pass-Through Rate. Any Class A-6 Carry-Forward Amount shall be deemed to be allocated first to any related Overcollateralization Deficit and second to any related Class A-6 Interest Distribution Amount.

        "Class A-6 Final Scheduled Maturity Date" shall mean with respect to the
         ---------------------------------------
Class A-6 Certificates, February 25, 2018, or if such day is not a Business Day, the first Business Day thereafter.

        "Class A-6 Interest Distribution Amount" shall mean, with respect to the
         --------------------------------------
Class A-6 Certificates for any Distribution Date the sum of (i) the aggregate amount of interest accrued for the related Accrual Period on the Class A-6 Principal Balance immediately prior to such Distribution Date at the Class A-6 Pass-Through Rate (based on a 360-day year and a 30-day month) and (ii) the portion of any Class A-6 Carry-Forward Amount which equals the unpaid interest shortfall from any prior Distribution Date in a distribution of a Class A-6 Interest Distribution Amount in respect of the Class A-6 Certificates.

        "Class A-6 Pass-Through Rate" with respect to any Distribution Date,
         ---------------------------
will be equal to a per annum rate of 7.18%.

        "Class A-6 Principal Balance" shall mean, as of any time of
         ---------------------------
determination, the Original Class A-6 Principal Balance less any amounts distributed with respect to principal thereon on all prior Distribution Dates.

        "Class A-6 Principal Distribution Amount" shall mean, with respect to
         ---------------------------------------
the Class A-6 Certificates for any Distribution Date after the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance and the Class A-5 Principal Balance have been reduced to zero, the lesser of:

     (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Available Funds, plus (B) any Insured Payment over (ii) the Class A-6
                         ----
        Interest Distribution Amount; and

     (b) the sum, without duplication, of:

               (i) the portion of any Class A-6 Carry-Forward Amount which relates to a shortfall in a distribution of an Overcollateralization Deficit,

               (ii) all scheduled and unscheduled amounts relating to principal with respect to the Mortgage Loans received by the Servicer during the prior Collection Period to the extent actually received by the Trustee,

               (iii)  the Principal Balance of each Mortgage Loan that either was repurchased by a Seller or by the Depositor on the related Servicer Remittance Date to the extent such Principal Balances are actually received by the Trustee,

               (iv) any Substitution Adjustments delivered by the Seller or the
                 Depositor on the related Servicer Remittance Date in connection with a substitution of a Mortgage Loan to the extent such Substitution Adjustments are actually received by the Trustee,

               (v) the Net Liquidation Proceeds collected by the Servicer of all
                 Mortgage Loans during the related Collection Period (to the extent such Net Liquidation Proceeds are related to principal) to the extent actually received by the Trustee,

               (vi) any amounts released from the Pre-Funding Account as a prepayment of such Class A-6 Certificates on the Distribution Date which immediately follows the end of the Funding Period,

               (vii)  the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal),

               (viii)  the amount of any Overcollateralization Deficit for such
                 Distribution Date, and

               (ix) without duplication of amounts distributed under clause
                 (viii) above, the amount of any Overcollateralization Increase Amount for such Distribution Date;

                         minus
                         -----

               (x) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

        "Class B Accrued Interest" shall mean, with respect to any Distribution
         ------------------------
Date, (i) the sum of (x) the Class B Accrued Interest immediately prior to such Distribution Date plus (y) the product of (1) one-twelfth of the Class B Pass-
                  ----
Through Rate and (2) the Class B Principal Balance immediately prior to such Distribution Date; provided, that if the sum of (x) and (y) would, on any
                   --------
Distribution Date, exceed $16,750,000.00, then the amount described in clause
(y) shall equal $16,750,000.00 minus the amount described in clause (x), minus (ii) the aggregate, cumulative amounts previously applied in reduction of
-----
the Class B Accrued Interest pursuant to Section 6.5(vi)(x) on all prior Remittance Dates.

        "Class B Certificate" shall mean any Certificate denominated as a "Class
         -------------------
B Certificate" on the face thereof and subordinate to the Class A Certificates in right of payment to the extent set forth herein, which Certificates shall be executed, authenticated and delivered by the Trustee in accordance with the procedures set forth herein and shall be in the form of Exhibit B-2 hereto and evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC for the purposes of the REMIC Provisions.

        "Class B Certificateholder" shall mean a Holder of a Class B
         -------------------------
Certificate.

        "Class B Final Scheduled Distribution Date" shall mean the February 2018
         -----------------------------------------
Distribution Date.

        "Class B Pass-Through Rate" means, on or prior to the Distribution Date
         -------------------------
on which the Class B Accrued Interest equals $16,750,000.00, 99.0%; for each Distribution Date thereafter, 0%.

        "Class B Principal Balance" shall mean, as of any time of determination,
         -------------------------
the Original Class B Principal Balance plus the product of (i) the Principal
                                       ----
Balance (as of the related Subsequent Cut-Off Date) of each Subsequent Mortgage Loan acquired by the Trust Fund and (ii) 2.38%, less any amounts distributed
                                                ----
with respect to principal thereon on all prior Distribution Dates.

        "Class C Certificate" shall mean any of the Certificates denominated as
         -------------------
a "Class C Certificate" on the face thereof and subordinate to the Class A Certificates and the Class B Certificates in the right of payment to the extent set forth herein, which Certificates shall be executed, authenticated and delivered by the Trustee in accordance with the procedures set forth herein and shall be in the form of Exhibit B-3 hereto and evidencing an interest designated as a "regular interest" in the Upper-Tier REMIC for the purpose of the REMIC Provisions.

        "Class C Certificateholder" shall mean a Holder of a Class C
         -------------------------
Certificate.

        "Class C Distribution Amount" shall mean, as to the Class C Certificates
         ---------------------------
for any Distribution Date, the sum of (i) the lesser of (x) the Class C Formula Distribution Amount and (y) the Available Funds after making the distributions described in clauses (i) - (vi) of Section 6.5 on such Distribution Date and
(ii) on and after the Class B Final Scheduled Distribution Date, the amount of the Overcollateralization Reduction Amount for such Distribution Date (such amount being, on the Class B Final Scheduled Distribution Date, the excess of the Overcollateralization Reduction Amount for such Distribution Date over the amount distributed to the Class B Certificateholders on such Class B Final Scheduled Distribution Date).

        "Class C Final Scheduled Distribution Date" shall mean the Distribution
         -----------------------------------------
Date in February, 2018.

        "Class C Formula Distribution Amount" shall mean, as to the Class C
         -----------------------------------
Certificates for any Distribution Date, the product of (x) the Class C Pass-Through Rate and (y) the Pool Principal Balance as of the beginning of the immediately preceding Collection Period.

        "Class C Pass-Through Rate" shall mean, with respect to any Distribution
         -------------------------
Date, the weighted average of the interest rates borne by the LT-1, LT-2, LT-3, LT-4, LT-5, LT-6 and LT-7 Lower-Tier Interests for the immediately preceding Remittance Period less two times the weighted average of the interest rates borne by the LT-8 and LT-9 Lower-Tier Interests for such Remittance Period, with the rate on the LT-9 Lower-Tier Interests deemed to be zero for purposes of this calculation.

        "Class LT1 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT2 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT3 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT4 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT5 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT6 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT7 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT8 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class LT9 Certificates" means the uncertificated class of interests in
         ----------------------
the Lower-Tier REMIC, as described in and designated in Section 10.1 hereof.

        "Class RL Certificates" shall mean those Certificates executed,
         ---------------------
authenticated and delivered by the Trustee in the form of Exhibit B-4 hereto, which represent certain residual rights to distributions from the Lower-Tier REMIC.

        "Class RU Certificates"  shall mean those Certificates executed,
         ---------------------
authenticated and delivered by the Trustee in the form of Exhibit B-5 hereto, which represent certain residual rights to distributions from the Upper-Tier REMIC.

        "Clean-Up Call Date" shall mean the first date on which the Holder of
         ------------------
the Residual Certificates can exercise its option set forth in Section 8.1(b).

        "Closing Date" shall mean December 17, 1996.
         ------------

        "Code" shall mean the Internal Revenue Code of 1986, as amended.
         ----

        "Collection Account" shall mean the Eligible Account established and
         ------------------
maintained by the Servicer for the benefit of the Certificateholders and the Certificate Insurer pursuant to Section 5.3(a) hereof.

        "Collection Period" shall mean, with respect to each Distribution Date,
         -----------------
the period beginning on the opening of business on the first day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending at the close of business on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

        "Combined Loan-to-Value Ratio" shall mean, with respect to any Mortgage
         ----------------------------
Loan, the sum of (x) any outstanding (as of the date of origination of such Mortgage Loan) senior mortgage balance plus (y) the original principal balance of the Mortgage Loan as of the Cut-Off Date, divided by the Appraised Value of such Mortgaged Property.

        "Commission" shall mean the Securities and Exchange Commission.
         ----------

        "Compensating Interest" shall have the meaning defined in Section 6.9
         ---------------------
hereof.

        "Credit Bureau Risk Score" shall mean a statistical ranking of likely
         ------------------------
future credit performance developed by Fair, Isaac & Company and the three national credit repositories, Equifax, TransUnion and TRW; such score is obtained from one of the three national credit repositories previously stated and is used by the Seller to provide a means of analysis to assist in underwriting to estimate the probability that a mortgage loan will be paid in accordance with its terms.

        "Curtailment" shall mean, with respect to a Mortgage Loan, any payment
         -----------
of principal received during a Collection Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Collection Period and which is neither intended to satisfy the Mortgage Loan in full, intended as an advance payment of an amount due in a subsequent Collection Period, nor intended to cure a delinquency.

        "Cut-Off Date" shall mean the opening of business on December 1, 1996.
         ------------

        "Deleted Mortgage Loan" shall mean a Mortgage Loan replaced by a
         ---------------------
Qualified Substitute Mortgage Loan.

        "Delinquency Interest Advance" shall mean, with respect to any
         ----------------------------
Delinquent Mortgage Loan and Collection Period, the interest due, but not collected, with respect to such Mortgage Loan during such Collection Period.

        "Delinquent" shall mean a Mortgage Loan is "delinquent" if any payment
         ----------
due thereon or any portion thereof is not made by the close of business on the Due Date therefor. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

        "Depositor" shall mean CS First Boston Mortgage Securities Corp., a
         ---------
Delaware corporation, and any successor thereto.

        "Depository" shall mean the Depository Trust Company, 7 Hanover Square,
         ----------
New York, New York 10004 and any successor Depository hereafter named.

        "Determination Date" shall mean, with respect to each Distribution Date,
         ------------------
the 15th day of each calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

        "Direct Participant" shall mean any broker-dealer, bank or other
         ------------------
financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

        "Disqualified Organization" shall mean any of (i) the United States, any
         -------------------------
State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and
(iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. The terms "United States",

"State" and "international organization" shall have the meanings set forth in section 7701 of the Code.

        "Distribution Date" shall mean the 25th day of any month or if such 25th
         -----------------
day is not a Business Day, the first Business Day immediately following, commencing on January 27, 1997.

        "Due Date" shall mean the day of each calendar month specified in the
         --------
related Mortgage Note.

        "Eligible Account" shall mean either (A) a segregated account or
         ----------------
accounts maintained with an institution (which may include the Trustee, provided such institution otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized long term debt obligations of which institution shall be rated A or better by S&P and Aa1 or better by Moody's and in the highest short term rating by each of the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable laws of any state, (iii) a national banking association (including the Trustee) duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and each of the Rating Agencies or (B) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Certificate Insurer (the Trustee shall be deemed acceptable, provided that the Trustee otherwise meets these requirements), having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.

        "ERISA" shall have the meaning defined in Section 4.2(i) hereof.
         -----

        "Event of Default" shall have the meaning described in Section 7.1.
         ----------------

        "Excess Overcollateralization Amount" shall mean, with respect to any
         -----------------------------------
Distribution Date, the difference, if any, between (a) the Overcollateralization Amount that would exist on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Overcollateralization Reduction Amounts on such Distribution Date) and (b) the Required Overcollateralization Level for such Distribution Date.

        "FDIC" shall mean the Federal Deposit Insurance Corporation and any
         ----
successor thereto.

        "FHLMC" shall mean the Federal Home Loan Mortgage Corporation and any
         -----
successor thereto.

        "Fiscal Agent shall have the meaning set forth in the Certificate
         ------------
Insurance Policy.

        "FNMA" shall mean the Federal National Mortgage Association and any
         ----
successor thereto.

        "Foreclosure Profits" shall mean, as to any Distribution Date, the
         -------------------
excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the month immediately preceding the month of such Distribution Date over (ii) the sum of the unpaid Principal Balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid Principal Balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.11 to the first day of the month following the month in which such Mortgage Loan became a Liquidated Loan).

        "Funding Period" shall mean the period beginning on the Closing Date and
         --------------
ending on the earlier of the date on which (a) the amount on deposit in the Pre-Funding Account is less than $50,000.00, (b) the date on which an Event of Default occurs hereunder or (c) the close of business on March 17, 1997.

        "Hazardous Materials" shall mean any dangerous, toxic or hazardous
         -------------------
pollutants, chemical wastes or substances, including, without limitation, those identified pursuant to CERCLA or any other federal, state or local environmental related laws now existing or hereafter enacted.

        "Holder of the Subordinate Certificates" shall mean the person indicated
         --------------------------------------
in the Certificate Register as an owner of the Class B Certificates and the Class C Certificates.

        "Indirect Participant" shall mean any financial institution for whom any
         --------------------
Direct Participant holds an interest in a Class A Certificate.

        "Insurance Proceeds" shall mean proceeds paid by any insurer pursuant to
         ------------------
any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices or pursuant to applicable law plus amounts required to be paid by the Servicer pursuant to Section 5.6. "Insurance Proceeds" do not include "Insured Payments."

        "Insured Distribution Amount" shall mean, with respect to any
         ---------------------------
Distribution Date, the sum of (a) the Class A Interest Distribution Amount with respect to such Distribution Date and (b) the Overcollateralization Deficit, if any, as of such Distribution Date.

        "Insured Payment" shall mean, the sum of (i) with respect to any
         ---------------
Distribution Date, the related Available Funds Shortfall plus (ii) any unpaid
                                                         ----
Preference Amount.

        "Interest Collections" shall mean all amounts (including, without
         --------------------
limitation, Monthly Payments (or Delinquency Interest Advances in respect thereof) and Liquidation Proceeds) collected on any Mortgage Loan allocable to interest pursuant to the terms of the related Mortgage Note, or if no provision for allocation is made therein, pursuant to the terms hereof.

        "Late Payment Rate" shall have the meaning assigned thereto in the
         -----------------
Certificate Insurance Agreement.

        "Liquidated Loan" shall mean a Mortgage Loan as to which the Servicer,
         ---------------
in its good faith, reasonable business judgment in accordance with Accepted Servicing Practices, has determined that all amounts which will be recovered with respect to such Mortgage Loan have been so recovered (exclusive of a possibility of a deficiency judgment).

        "Liquidation Expenses" shall mean expenses incurred by the Servicer in
         --------------------
connection with the charge-off or liquidation of any defaulted Mortgage Loan, REO Mortgage Loan or REO Property (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.5, 5.6 and 5.11 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

        "Liquidation Proceeds" shall mean amounts, if any, received by the
         --------------------
Servicer (including Insurance Proceeds) in connection with the liquidation of Liquidated Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law and other than any Loan Repurchase Price deposited into the Certificate Account pursuant to the last paragraph of Section 5.11(a).

        "Loan Repurchase Price" shall have the meaning defined in Section
         ---------------------
2.4(b).

        "Lower Tier Distribution Amount" means, as of any Distribution Date, a
         ------------------------------
sum equal to the Available Funds.

        "Lower-Tier Interests"" means the uncertificated classes of interests in
         ---------------------
the Lower-Tier REMIC, as described and designated in Section 10.1(c) hereof.

        "Lower Tier Required Subordinated Amount" means, with respect to any
         ---------------------------------------
Distribution Date, an amount equal to the product of (a) the product of (i) 0.50 and (ii) the sum of the principal balances of LT-8 and LT-9 divided by the Pool Principal Balance then outstanding and (b) the product of (i) the target percentage and (ii) the pool principal balance.

        "Lower Tier Subordinated Amount" means, as of any date of determination,
         ------------------------------
(i) 0.50 times the sum of the principal balances of LT-8 and LT-9 minus (ii) the principal balance of LT-8, and of such date of determination.

        "Lower-Tier REMIC" means the segregated pool of assets held by the Trust
         ----------------
Fund consisting of the Mortgage Loans, the Collection Account, the Certificate Insurance Policy and the Certificate Account.

        "Majority Certificateholders" shall mean the Holder or Holders of Class
         ---------------------------
A Certificates evidencing a Percentage Interest in excess of 50% in the aggregate; once the Class A Certificates have been paid in full, then the Holder or Holders of Class C Certificates evidencing a Percentage Interest in excess of 50% in the aggregate.

        "Maturity Date" shall mean the latest possible maturity date as defined
         -------------
in Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificates representing a regular interest in the REMIC of the Trust Fund would be reduced to zero as determined under a hypothetical scenario that assumes, among other things, that (a) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner, with no delinquencies or losses, (b) there are no principal prepayments on the Mortgage Loans, (c) the Depositor and the Seller will not repurchase any Mortgage Loan and neither the Seller, the Servicer nor the Certificate Insurer will exercise its option to purchase the Mortgage Loans and thereby cause a termination of the REMIC of the Trust Fund, and (d) the Mortgage Loans generally have an original term to maturity of 240 months and, on a latest maturing loan basis, a remaining term to maturity of 240 months.

        "Maximum Collateral Amount" shall mean an amount equal to the sum of (i)
         -------------------------
the Original Pool Principal Balance and (ii) the Principal Balance (as of the related Subsequent Cut-Off Date) of each Subsequent Mortgage Loan acquired by the Trust Fund.

        "Maximum LT-9 Interest Deferral Amount" means, with respect to any
         -------------------------------------
Distribution Date, the excess of (i) accrued interest at the stated interest rate applicable to LT-9 for such Distribution Date on a balance equal to the principal balance of LT-9 minus the Lower tier Subordinated Amount, in each case for such Distribution date over (ii) interest on LT-8 and LT-9 for such Distribution Date.

        "Monthly Payment" shall mean, as to any Mortgage Loan (including any REO
         ---------------
Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon by such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period). With respect to any Monthly Payment made by or on behalf of a Mortgagor and received by the Servicer, 100% of the principal payment portion of such Monthly Payment shall be applied to the outstanding Principal Balance until such Principal Balance shall be reduced to zero; the interest payment portion of such Monthly Payment shall be appropriately allocated to the balance of such Mortgage Loan as provided for herein.

        "Moody's" shall mean Moody's Investors Service, Inc., a corporation
         -------
organized and existing under Delaware law, or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

        "Mortgage" shall mean the mortgage, deed of trust or other instrument
         --------
creating a first, second or third lien on the Mortgaged Property.

        "Mortgage File" shall include the Mortgage Loan documents described in
         -------------
Section 2.3 hereof.

        "Mortgage Interest Rate" shall mean, as to any Mortgage Loan, the per
         ----------------------
annum rate at which interest accrues on the unpaid principal balance thereof.

        "Mortgage Loan" shall mean (i) each closed-end home equity loan
         -------------
identified on the Mortgage Loan Schedule on the Closing Date, (ii) any additional such closed-end home equity loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the substitution of Qualified Substitute Mortgage Loans for loans deleted from the Trust Fund, (iii) from and after the date a mortgage loan becomes a Subsequent Mortgage Loan in accordance with Section 6.11 hereof, each Subsequent Mortgage Loan and (iv) the related Mortgage. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Mortgage Loan and REO Property.

        "Mortgage Loan Interest Shortfall" shall mean, with respect to any
         --------------------------------
Distribution Date, as to any Mortgage Loan, any Prepayment Interest Shortfall for which no payment of Compensating Interest is paid.

        "Mortgage Loan Schedule" shall mean the list of the Mortgage Loans
         ----------------------
transferred to the Trustee on the Closing Date as part of the Trust Fund and attached hereto as Exhibit C (and also provided to the Trustee and the Certificate Insurer on a computer readable magnetic tape or disk) and any Subsequent Mortgage Loans transferred to the Trustee pursuant to any Subsequent Transfer Instrument as provided in Section 6.11 and attached to such Subsequent Transfer Instrument as an Exhibit (and also provided to the Trustee and the Certificate Insurer on a computer readable magnetic tape or disk). The Mortgage Loan Schedule shall set forth at a minimum the following information as to each Mortgage Loan:

               (i) the Mortgage Loan identifying number;

               (ii)  the Mortgagor's name;

               (iii)  the original Principal Balance of the Mortgage Loan;

               (iv)  the Due Date;

               (v)    the date of the first Monthly Payment;

               (vi)   the origination date;

               (vii) the Principal Balance of the Mortgage Loan as of the Cut-Off Date or with respect to Subsequent Mortgage Loans, the Subsequent Cut-Off Date;

               (viii) the city, state and zip code of the Mortgaged Property;

               (ix)   the type of Mortgaged Property;

               (x) the current Monthly Payment as of the Cut-Off Date (and with respect to any Subsequent Mortgage Loan, the current Monthly Payment as of the Subsequent Cut-Off Date applicable thereto);

               (xi)   the original number of months to maturity;

               (xii)  the scheduled maturity date;

               (xiii) the Principal Balance of such Mortgage Loan as of the Cut-
                      Off Date (or, with respect to any Qualified Substituted Mortgage Loans, the revised Principal Balance as of the date of such substitution);

               (xiv) as of the Cut-Off Date, Substitution Date or Subsequent Cut-Off Date, as applicable, the remaining number of months to stated maturity;

               (xv) the Subordinate Mortgage Ratio at origination and the Combined Loan-to-Value Ratio as of the Cut-Off Date;

               (xvi)  the Mortgage Interest Rate at origination;

               (xvii) the Mortgage Interest Rate as of the Cut-Off Date, or, with respect to Subsequent Mortgage Loans, the Subsequent Cut-Off Date applicable thereto (the "Current Mortgage Interest Rate");

               (xviii)  the Appraised Value;

               (xix)    the occupancy status; and

               (xx)     the lien priority of each Mortgage Loan.

Such "Mortgage Loan Schedule" may consist of multiple reports that collectively set forth all of the information required, including the aggregate number of Mortgage Loans and the aggregate Principal Balance as of the Cut-Off Date. In addition, a summary of the information regarding the Mortgage Loans shall be included as a part of the Mortgage Loan Schedule which summary shall include such consolidated and aggregated information as may be requested by the Trustee and the Certificate Insurer from time to time.

        "Mortgage Note" shall mean the original, executed note or other evidence
         -------------
of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage
Loan.

        "Mortgaged Property" shall mean the underlying property securing a
         ------------------
Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

        "Mortgaged Property State" shall mean any state in which any Mortgaged
         ------------------------
Property is located.

        "Mortgagor" shall mean the obligor on a Mortgage Note.
         ---------

        "Net Foreclosure Profits" shall mean, as to any Distribution Date, the
         -----------------------
excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Distribution Date over (ii) the aggregate Realized Losses with respect to such Distribution Date.

        "Net Liquidation Proceeds" shall mean, as to any Liquidated Loan,
         ------------------------
Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Interest Advances or Servicing Advances made by the Servicer with respect to the related Mortgage Loan. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

        "Net Monthly Excess Cashflow" shall mean, as of any Distribution Date,
         ---------------------------
an amount equal to (x) the Available Funds minus (y) the sum of (i) sum of the Class A Interest Distribution Amount and the amount described in clause (b) of the definition of the related Class A Principal Distribution Amount (calculated for this purpose without regard to any Overcollateralization Increase Amount or portion thereof included therein); and (ii) the Reimbursement Amount, if any, for such Distribution Date.

        "Net Mortgage Interest Rate" shall mean, with respect to each Mortgage
         --------------------------
Loan at any time of determination, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of the per annum rates used to determine the Servicing Fee and Trustee Fee and the Premium Percentage. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

        "Net REO Proceeds" shall mean, as to any REO Mortgage Loan, REO Proceeds
         ----------------
net of any related expenses of the Servicer.

        "Nonrecoverable Advance" shall mean, with respect to any Mortgage Loan,
         ----------------------
(a) any Delinquency Interest Advance or Servicing Advance previously made and not reimbursed from late collections pursuant to Section 5.4(b), or (b) a Delinquency Interest Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee, would not be ultimately recoverable pursuant to Section 5.4.

        "Officer's Certificate" shall mean a certificate signed by the Chairman
         ---------------------
of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller and/or the Servicer, or the Depositor, as required by this Agreement.

        "Opinion of Counsel" shall mean a written opinion of counsel, who may,
         ------------------
without limitation, be counsel for the Seller, the Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Depositor, the Seller, the Servicer and the Trustee,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Seller, the Servicer or the Trustee or any Affiliate thereof, (iii) is not connected with the Depositor or the Seller or the Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer. The Certificate Insurer shall be an addressee on each Opinion of Counsel relating to, or otherwise affecting, the Trust Fund and the Class A Certificates.

        "Original Class A Principal Balance" shall mean, the respective original
         ----------------------------------
class principal balance of each of the Class A Certificates.

        "Original Class A-1 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-1 Certificates, $80,200,000.

        "Original Class A-2 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-2 Certificates, $29,800,000.

        "Original Class A-3 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-3 Certificates, $43,700,000.

        "Original Class A-4 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-4 Certificates, $59,800,000.

        "Original Class A-5 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-5 Certificates, $16,300,000.

        "Original Class A-6 Principal Balance" shall mean, as of the Startup
         ------------------------------------
Date and as to the Class A-6 Certificates, $50,200,000.

        "Original Class B Principal Balance" shall mean, as of the Startup Date
         ----------------------------------
and as to the Class B Certificates, $5,118,860.19.

        "Original Pool Principal Balance" shall mean the Pool Principal Balance
         -------------------------------
as of the Cut-off Date, which amount is equal to $215,246,226.63.

        "Original Pre-Funded Amount" shall mean $69,876,633.56
         --------------------------

        "Outstanding Mortgage Loan" shall mean, as to any Due Date, a Mortgage
         -------------------------
Loan (including an REO Mortgage Loan) which has not been prepaid in full prior to such Due Date, which did not become a Charged-off Loan prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to
Section 2.4 and which is not a Deleted Mortgage Loan.

        "Overcollateralization Amount" shall mean, as of any Distribution Date,
         ----------------------------
the amount, if any, by which (a) the Pool Principal Balance plus the Pre-Funded
                                                            ----
Amount (exclusive of any investment earning thereon) as of the close of business on the last day of the related Collection Period exceeds (b) the aggregate Class A Principal Balance as of such Distribution Date (after taking into account the payment of the aggregate Class A Principal Distribution Amount on such Distribution Date, but without regard to any portion thereof funded by the proceeds of an Insured Payment); provided, however, that such amount shall not
                                 --------  -------
be less than zero.

        "Overcollateralization Deficiency Amount" shall mean, with respect to
         ---------------------------------------
any Distribution Date, the amount, if any, by which (a) the Required Overcollateralization Level applicable to such Distribution Date exceeds (b) the Overcollateralization Amount applicable to such Distribution Date prior to taking into account the payment of any related Overcollateralization Increase Amounts on such Distribution Date.

        "Overcollateralization Deficit" shall mean, as of any Distribution Date,
         -----------------------------
the amount, if any, by which (a) the aggregate Class A Principal Balance of each Class of Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount (other than payments in respect thereof under the Certificate Insurance Policy) on such date) exceeds (b) the Pool Principal Balance plus the Pre-Funded Amount, each determined as of the end of the immediately preceding Collection Period.

        "Overcollateralization Increase Amount" shall mean, with respect to any
         -------------------------------------
Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date (other than clause (viii) thereof) and (b) the amount of Net Monthly Excess Cashflow on such Distribution Date.

        "Overcollateralization Reduction Amount" shall mean, with respect to any
         --------------------------------------
Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralization Amount for such Distribution Date and (b) the Principal Remittance Amount for the prior Collection Period.

        "Ownership Interest" shall mean, as to any Certificate, any ownership or
         ------------------
security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        "Owner-Occupied Mortgaged Property" shall mean a Residential Dwelling as
         ---------------------------------
to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary residence at the origination of the Mortgage Loan, and (b) the Seller has no actual knowledge that such Residential Dwelling is not so occupied.

        "Percentage Interest" shall mean, with respect to a Class A Certificate,
         -------------------
the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the original denomination of such Certificate and the denominator of which is the related Original Class A Principal Balance, and with respect to a Class B, Class C-1, Class C-2, Class RL or RU Certificate, the portion evidenced thereby as stated on the face of such Certificate.

        "Permitted Investments" shall mean, as used herein, Permitted
         ---------------------
Investments shall include the following:

        (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or FNMA) shall be a Permitted Investment; provided,
                                                                   --------
     that at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

        (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated A-1 + by S&P and P-1 by Moody's;

        (c) commercial paper (having original maturities of not more than 180 days) rated A-1 + by S&P and P-1 by Moody's;

        (d) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

        (e) investments approved by the Rating Agencies and the Certificate Insurer in writing delivered to the Trustee;

provided, that each such Permitted Investment shall be a "permitted investment"
--------
within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described
                                --------  -------
hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

        "Permitted Transferee" shall mean any Person other than a Non-United
         --------------------
States Person or Disqualified Organization.

        "Person" shall mean any individual, corporation, partnership, joint
         ------
venture, association, joint-stock company, limited liability company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

        "Plan" shall have the meaning defined in Section 4.2(i).
         ----

        "Pool Cumulative Realized Losses" shall mean, with respect to any
         -------------------------------
period, the sum of all Realized Losses with respect to the Mortgage Loans experienced during such period.

        "Pool Default Rate" shall mean with respect to any Collection Period,
         -----------------
the fraction, expressed as a percentage, equal to (x) twelve times the aggregate Principal Balances of all Mortgage Loans that became Charged-off Loans (including all foreclosures and REO Properties) as of the close of business on the last day of such Collection Period over (y) the Pool Principal Balance as of the close of business on the last day of such Collection Period.

        "Pool Delinquency Rate" shall mean with respect to any Collection
         ---------------------
Period, the fraction, expressed as a percentage, equal to (x) the aggregate Principal Balances of all Mortgage Loans 60 or more days Delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such Collection Period over (y) the Pool Principal Balance as of the close of business on the last day of such Collection Period.

        "Pool Principal Balance" shall mean the sum of the aggregate Principal
         ----------------------
Balances of the Outstanding Mortgage Loans in the Trust Fund as of any date of determination.

        "Pool Rolling Three Month Delinquency Rate" shall mean as of any
         -----------------------------------------
Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods.

        "Preference Amount" shall mean any amount previously distributed to a
         -----------------
Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        "Preference Claim" shall have the meaning defined in Section 6.4(f).
         ----------------

        "Pre-Funding Account" shall mean the Eligible Account established and
         -------------------
maintained pursuant to Section 6.11 as defined therein.

        "Pre-Funded Amount" shall mean, with respect to any Determination Date,
         -----------------
the amount on deposit in the Pre-Funding Account.

        "Premium Percentage" shall have the meaning assigned thereto in the
         ------------------
Certificate Insurance Agreement.

        "Prepayment Assumption" shall mean (used solely for determining the
         ---------------------
accrual of original issue discount and market discount on the Certificates for federal income tax purposes) a prepayment rate of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month in the life of the mortgage loans and an additional 1.0% per annum in each month thereafter until the twelfth month. In the twelfth month and thereafter, the Prepayment Assumption shall mean a prepayment rate of 15% per annum each month.

        "Prepayment Interest Shortfall" shall mean, with respect to any
         -----------------------------
Distribution Date, for each Mortgage Loan that was the subject during the related Collection Period of a Principal Prepayment, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, minus the
                                                                       -----
rate at which the Servicing Fee is calculated over (b) the amount of interest
                                              ----
actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.
----

        "Principal Balance" shall mean, as to any Mortgage Loan and Distribution
         -----------------
Date, initially the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date or the related Subsequent Cut-Off Date, as applicable, and thereafter, as of any Distribution Date such balance as of the last day of the Collection Period related to such Distribution Date after giving effect to Principal Prepayments received and payments of principal collected during such Collection Period and any Curtailments applied by the Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date; once a Mortgage Loan becomes a Charged-off Loan, its Principal Balance, for purposes of the Trust Fund, will thereafter be considered to be zero.

        "Principal Prepayment" shall mean any payment or other recovery of
         --------------------
principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a scheduled Monthly Payment.

        "Principal Remittance Amount" shall mean, as of any Distribution Date,
         ---------------------------
the sum, without duplication of the amounts specified in clauses (b)(ii) through
(v) and (vii) of the definition of Class A Principal Distribution Amount for such Distribution Date.

        "Qualified Mortgage" shall have the meaning set forth from time to time
         ------------------
in the definition of "Qualified Mortgage" at Section 860G(a)(3) of the Code (or any successor statute thereto).

        "Qualified Substitute Mortgage Loan" shall mean a mortgage loan or
         ----------------------------------
mortgage loans which on the date of substitution (a) has or have a mortgage interest rate or rates of not less than (and not more than two percentage points more than) the Mortgage Interest Rate for the Deleted Mortgage Loan for which it is to be substituted, (b) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan for which it is to be substituted and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan for which it is to be substituted and has or have the same occupancy status or is an Owner-Occupied Mortgaged Property, (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan for which it is to be substituted, (d) has or have a Subordinate Mortgage Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Subordinate Mortgage Ratio or the Combined Loan-to-Value Ratio of the Deleted Mortgage Loan for which it is to be substituted, (e) has or have a principal balance or principal balances (after deduction of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan for which it is to be substituted as of such date, (f) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (g) has or have an applicable borrower or borrowers with the same or better traditionally ranked credit status as the borrower or borrowers under the Deleted Mortgage Loan for which it is to be substituted, and
(h) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.3 herein.

        "Rating Agency" shall mean S&P or Moody's.
         -------------

        "Realized Loss" shall mean, with respect to each Mortgage Loan which
         -------------
became a Charged-off Loan, the excess, if any, of (i) the Principal Balance of such Mortgage Loan as of the date of charge-off and accrued interest thereon over (ii) Net Liquidation Proceeds, if any, realized thereon and allocated to principal and accrued interest.

        "Record Date" shall mean, with respect to any Distribution Date, the
         -----------
close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs. The Record Date for the first Distribution Date shall be the Closing Date.

        "Reimbursement Amount" shall mean, as of any Distribution Date, the sum
         --------------------
of (i) all Insured Payments (as defined in the Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Section 6.5(iii) hereof; plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the rate specified in the Certificate Insurance Agreement from the date such Insured Payment was made and (b)(i) any amounts then due and owing to the Certificate Insurer under the Certificate Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the rate specified in the Certificate Insurance Agreement. The Certificate Insurer shall notify the Trustee and the Depositor of the amount of any Reimbursement Amount.

        "Released Mortgaged Property Proceeds" shall mean, as to any Mortgage
         ------------------------------------
Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

        "REMIC" shall mean a "real estate mortgage investment conduit" within
         -----
the meaning of Section 860D of the Code.

        "REMIC Administrator" shall mean initially Bankers Trust Company, its
         -------------------
successor or assigns, provided, that each REMIC Administrator shall be reasonably acceptable to the Certificate Insurer.

        "REMIC Provisions" shall mean provisions of the federal income tax law
         ----------------
relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

        "REO Disposition" shall mean the final sale by the Servicer of a
         ---------------
Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure.

        "REO Mortgage Loan" shall mean any Mortgage Loan which is not a
         -----------------
Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

        "REO Proceeds" shall mean proceeds received in respect of any REO
         ------------
Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

        "REO Property" shall have the meaning described in Section 5.11.
         ------------

        "Representation Letter" shall mean letters to, or agreements with, the
         ---------------------
Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

        "Request for Release" shall mean a request for release in substantially
         -------------------
the form attached as Exhibit G hereto.

        "Required Overcollateralization Level" shall mean, for each Distribution
         ------------------------------------
Date, the amount determined as follows:

        (a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of (x) the date upon which principal payments on the Mortgage Loans equal to one-half of the sum of
     (1) the Original Pool Principal Balance plus (2) the aggregate Principal
                                             ----
     Balances (as of the related Subsequent Cut-Off Dates) of all Subsequent Mortgage Loans acquired by the Trust Fund have been received by the Class A Certificateholders and (y) the thirtieth Distribution Date following the Closing Date, the greater of the following:

             (i) the product of (x) $280,000,000 and (y) the Target Percentage applicable to such Distribution Date; and

             (ii) two times an amount equal to (x) the aggregate Principal Balances of all Mortgage Loans which are 91 or more days Delinquent (including REO Properties) minus (y) five times the Net Monthly Excess Cashflow for such Distribution Date; and

        (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of the following:

             (i) the lesser of (A) the product of (x) $280,000,000 and (y) the Target Percentage applicable to such Distribution Date and (B) the product of (i) the Class A Principal Balance immediately preceding such Distribution Date and (ii) two times the Target Percentage applicable to such Distribution Date;

             (ii) two times the difference of (A) the aggregate Principal Balances of all Mortgage Loans which are 91 or more days Delinquent (including REO Properties) and (B) five times the Net Monthly Excess Cashflow for such Distribution Date; and

             (iii) an amount equal to 0.50% of the sum of (1) the Original Pool Principal Balance plus (2) the aggregate Principal Balances (as of the
                          ----
        related Subsequent Cut-Off Dates) of all Subsequent Mortgage Loans acquired by the Trust Fund.

        Notwithstanding anything to the contrary set forth in clauses (a) or (b) above, on or after any Distribution Date on which an Insured Payment is made, or any Distribution Date on which an Event of Default has occurred and is continuing, the Required Overcollateralization Level shall be equal to the Required Overcollateralization Level as of the Distribution Date immediately prior to the Distribution Date on which either such event occurred.

        "Residential Dwelling" shall mean a one -to four-family dwelling, a unit
         --------------------
in a planned unit development, a unit in a condominium development or a townhouse.

        "Residual Certificate" means any Class RL Certificate or any Class RU
         --------------------
Certificate.

        "Residual Certificateholder" means the person in whose name a Residual
         --------------------------
Certificate is registered on the Certificate Register.

        "Responsible Officer" shall mean, when used with respect to the Trustee,
         -------------------
any officer assigned to the Corporate Trust Department (or any successor thereto), including any Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

        "S&P" shall mean Standard & Poor's Ratings Services, a division of
         ---
McGraw Hill, Inc., or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization designated by the Certificate Insurer.

        "Sale and Purchase Agreement" shall mean that certain Sale and Purchase
         ---------------------------
Agreement dated December 17, 1996 between the Seller and the Depositor.

        "Seller" shall mean T.A.R. Preferred Mortgage Corporation, a California
         ------
corporation.

        "Servicer" shall mean Advanta Mortgage Corp. USA, a Delaware
         --------
corporation, or any successor appointed as herein provided.

        "Servicer Account" shall mean the Eligible Account created and
         ----------------
maintained pursuant to Section 5.7.

        "Servicer Employees" shall have the meaning as defined in Section 5.8
         ------------------
hereof.

        "Servicer Remittance Amount" shall mean, with respect to any Servicer
         --------------------------
Remittance Date, an amount equal to the sum of (i) all scheduled and unscheduled collections of principal on the Mortgage Loans (including Principal Prepayments, Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any, and any amounts deposited in the Collection Account in connection with a complete plan of liquidation of the assets of the Trust or termination of the Trust) collected by the Servicer during the Collection Period and all interest due during such Collection Period and received by the Servicer on or prior to the related Determination Date, plus (ii) all Delinquency Interest Advances made by the
                    ----
Servicer with respect to interest payments due to be received on the Mortgage Loans during the related Collection Period plus (iii) the amount of Compensating
                                           ----
Interest due with respect to the related Collection Period, plus (iv) any other amounts required to be deposited in the Collection Account pursuant to this Agreement, but excluding, without duplication, the following:

        (a) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Servicer has previously made an unreimbursed Delinquency Interest Advance or Servicing Advance;

        (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Delinquency Interest Advances or Servicing Advances by the Servicer;

        (c)  the Servicing Fee;

        (d) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

        (e) all income from Permitted Investments that is held in the Collection Account for the account of the Servicer;

        (f) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

        (g) all other amounts which are explicitly reimbursable to the Servicer hereunder, including (i) as provided in Section 5.4 hereof; and (ii) any unreimbursed and accrued Liquidation Expenses; and

        (h) the portion of Net Foreclosure Profits representing any unpaid Servicing Fee.

        "Servicer Remittance Date" shall mean, with respect to any Distribution
         ------------------------
Date, the 18th day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the first Business Day preceding such 18th day.

        "Servicer Trigger Event" has the meaning set forth in Section 7.1(c)
         ----------------------
hereof.

        "Servicing Advances" shall mean all reasonable and customary "out-of-
         ------------------
pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement proceedings, including foreclosures, (c) expenditures relating to the purchase or maintenance of a first lien not included in the Trust Fund on the Mortgaged Property, (d) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (e) compliance with the obligations under Sections 5.5, 5.9 or 5.11, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Section 5.4(a) and (b) and 5.11.

        "Servicing Compensation" shall mean the Servicing Fee and other amounts
         ----------------------
to which the Servicer is entitled pursuant to Section 5.13.

        "Servicing Fee" shall mean, as to each Distribution Date, the annual fee
         -------------
payable to the Servicer, which is calculated as an amount equal to the product of (a) 0.65% per annum and (b) the aggregate Principal Balance of the Mortgage Loans (except any Charged-off Loan as to which the Servicer is not pursuing any collection activity). Such fee shall be calculated and payable monthly. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

        "Servicing Officer" shall mean any officer of the Servicer involved in,
         -----------------
or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer, as such list may from time to time be amended.

        "Startup Date" shall mean the day designated as such pursuant to Section
         ------------
10.1(d) hereof.

        "Subordinate Mortgage Ratio" shall mean, with respect to any Mortgage
         ---------------------------
Loan, an amount equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of any senior liens (computed at the time of origination of such Mortgage Loan).

        "Subsequent Cut-Off Date" shall mean, with respect to those Subsequent
         -----------------------
Mortgage Loans which are transferred and assigned to the Trust Fund pursuant to a Subsequent Transfer Instrument the opening of business on the first day of the month in which the related Subsequent Transfer Date occurs.

        "Subsequent Mortgage Loan" shall mean a Mortgage Loan assigned and
         ------------------------
transferred by the Depositor to the Trustee pursuant to Section 6.11, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument.

        "Subsequent Transfer Date" shall mean the date on which a Subsequent
         ------------------------
Mortgage Loan is transferred and assigned to the Trustee.

        "Subsequent Transfer Instrument" shall mean each Subsequent Transfer
         ------------------------------
Instrument dated as of a Subsequent Transfer Date executed by the Trustee, the Seller and the Depositor substantially in the form of Exhibit O, by which Subsequent Mortgage Loans are transferred and assigned to the Trustee.

        "Subservicer" shall mean any Person with whom the Servicer has entered
         -----------
into a Subservicing Agreement and who satisfies the requirements set forth in
Section 5.2(a) hereof in respect of the qualification of a Subservicer.

        "Subservicing Agreement" shall mean any agreement between the Servicer
         ----------------------
and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.2(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

        "Substitution Adjustment" shall mean, as to any date on which a
         -----------------------
substitution occurs pursuant to Section 2.4 or 3.3, the amount (if any) by which the aggregate Principal Balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution) of the related Qualified Substitute Mortgage Loans are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans together with 30 days' interest thereon at the Mortgage Interest Rate plus any unreimbursed Servicing Advances and any unreimbursed Delinquency Interest Advances with respect to such Deleted Mortgage Loan.

        "Target Percentage" shall mean, initially, 8.80%, provided, however,
         -----------------                                --------  -------
that the Target Percentage shall be increased to 10.25% if:

             (i) on any Distribution Date, the Pool Rolling Three Month Delinquency Rate for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods, is 4.0% or greater; or

             (ii) on any Distribution Date, the Three Month Average Annualized Default Rate for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods, is 3.50% or greater; or

             (iii) (a) on any Distribution Date occurring before January 1, 1998, the aggregate Pool Cumulative Realized Losses since the Cut-off Date exceed 1.5% of the Maximum Collateral Amount, (b) on any Distribution Date on or after January 1, 1998 and before January 1, 1999, the aggregate Pool Cumulative Realized Losses since the Cut-off Date exceed 3.0% of the Maximum Collateral Amount, (c) on any Distribution Date on or after January 1, 1999 and before January 1, 2000, the aggregate Pool Cumulative Realized Losses since the Cut-off Date exceed 4.5% of the Maximum Collateral Amount,
     (d) on any Distribution Date on or after January 1, 2000 and before January 1, 2001, the aggregate Pool Cumulative Realized Losses since the Cut-off Date exceed 6.0% of the Maximum Collateral Amount, or (e) on any Distribution Date on or after January 1, 2001, the aggregate Pool Cumulative Realized Losses since the Cut-off Date exceed 7.5% of the Maximum Collateral Amount;

provided, further, however, that if the Target Percentage has increased to
--------  -------  -------
10.25% pursuant to application of clause (i) above, the Target Percentage may thereafter revert to 8.80% if (x) the Pool Rolling Three Month Delinquency Rate has remained below 4.00% for six consecutive Distribution Dates (y) the Three Month Average Annualized Default Rate has remained below 3.50% for six consecutive Distribution Dates and (z) Pool Cumulative Realized Losses remain below the levels set forth in clause (iii) above.

        "Tax Matters Person" shall mean the Person or Persons appointed pursuant
         ------------------
to Section 10.1(e) from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of a REMIC of the Trust Fund.

        "Tax Return" shall mean the federal income tax return on Internal
         ----------
Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

        "Three Month Average Annualized Default Rate" shall mean as of any
         -------------------------------------------
Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool Default Rates for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods.

        "Total Expected Losses" shall mean, as of Distribution Date, the sum, as
         ---------------------
of such Distribution Date, of (x) Pool Cumulative Realized Losses since the Cut-Off Date and (y) the sum of (i) 25% of the aggregate Principal Balances of all Mortgage Loans 30-59 days Delinquent as of the end of the preceding Collection Period, (ii) 50% of the aggregate Principal Balances of all Mortgage Loans 60-89 days Delinquent as of the end of the preceding Collection Period and (iii) 100% of the aggregate Principal Balances of all Mortgage Loans 90 or more days Delinquent (including foreclosures and REO Properties) at the end of the preceding Collection Period.

        "Transfer" shall mean any direct or indirect transfer, sale, pledge,
         --------
hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        "Transfer Affidavit and Agreement" shall have the meaning as defined in
         --------------------------------
Section 4.2(f)(ii).

        "Transferee" shall mean any Person who is acquiring by Transfer any
         ----------
Ownership Interest in a Certificate.

        "Transferor" shall mean any Person who is disposing by Transfer any
         ----------
Ownership Interest in a Certificate.

        "Trust Fund" shall mean the segregated pool of assets subject hereto,
         ----------
and to be administered hereunder, consisting of: (a) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to this Agreement and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided herein; (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby and (j) the rights and remedies of the Depositor against the Seller under the Sale and Purchase Agreement.

        "Trustee" shall mean Bankers Trust Company, or its successor in
         -------
interest, or any successor trustee appointed as herein provided.

        "Trustee Fee" shall mean, as to any Distribution Date, the fee payable
         -----------
to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of 0.0095% of the Pool Principal Balance of each Outstanding Mortgage Loan and the amount of funds in the Pre-Funding Account as of the opening of the immediately preceding Collection Period; provided, however, in
                                                        --------  -------
the event the Trustee is no longer the REMIC Administrator, the REMIC Administrator shall be entitled to 0.020% of the Trustee Fee.

        "Trustee's Mortgage File" shall mean the documents delivered to the
         -----------------------
Trustee or its designated agent pursuant to Section 2.3.

        "Trustee's Remittance Report" shall have the meaning as defined in
         ---------------------------
Section 6.7.

        "Underwriter" shall mean CS First Boston Corporation and its successors
         -----------
and assigns.

        "United States Person" shall mean a citizen or resident of the United
         --------------------
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

        "Unpaid REO Amortization" shall mean, as to any REO Mortgage Loan and
         -----------------------
any month, the aggregate of the installments of principal and accrued interest (adjusted to the related Net Mortgage Interest Rate) deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with
Section 5.11.

        "Upper-Tier REMIC" means the segregated pool of assets held by the Trust
         ----------------
Fund consisting of the Lower-Tier Interests (except for the RL Lower-Tier Interest, as set forth in the chart in Section 10.1(c) hereof).

          Section 1.2  Provisions of General Application.  (a)  All accounting
                       ---------------------------------
terms not specifically defined herein shall be construed in accordance with GAAP.

          (b) The terms defined in this Article include the plural as well as the singular.

          (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

          (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

          (e) All calculations of interest (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of actual days elapsed divided by a year comprised of 360 days. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of dividing actual days elapsed by a 360 day year.

          (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that for
                                                   --------  -------
purposes of calculating distributions on the Certificates prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

               [Remainder of this page intentionally left blank]

                                   ARTICLE II

                           Establishment of the Trust
                     Sale and Conveyance of the Trust Fund
                     -------------------------------------

          Section 2.1  Sale and Conveyance of Trust Fund; Priority and
                       -----------------------------------------------
Subordination of Ownership Interests; Establishment of the Trust.  (a)  The
----------------------------------------------------------------
Depositor, as of the Closing Date, does hereby sell, transfer, assign, set over and convey to the Trust Fund for the benefit of the Certificateholders, as their respective interests may, from time to time appear and the Certificate Insurer without recourse but subject to the provisions in this Section 2.1 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund, exclusive of the obligations of the Depositor, Seller or any other party with respect to the Mortgage Loans. In connection with such transfer and assignment, and pursuant to Section 2.07 of the Sale and Purchase Agreement, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights under the Sale and Purchase Agreement including, without limitation, its right to exercise the remedies created by Section 3.05 of the Sale and Purchase Agreement for breaches of representations and warranties, agreements and covenants of the Seller contained in Sections 3.02 and 3.03 of the related Sale and Purchase Agreement.

          It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.1(b) and of the Subsequent Mortgage Loans and the related property pursuant to Section 2.9 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, and it is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.1 shall be deemed (1) to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Certificate Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clause (b) granted by the Seller to the Depositor pursuant to the Sale and Purchase Agreement; (c) the possession by the Trustee or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform

Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee shall be made for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee, as directed by the Servicer, the Certificate Insurer or the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement, including the filing by the Depositor of any financing statements and continuation statements evidencing such security interest.

          In connection with the sale, transfer, assignment, and conveyance, from the Depositor to the Trust Fund, the Depositor has filed, or shall cause to be filed, in the appropriate office or offices in the States of Delaware and New York, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Mortgage Loans and the other property described above as collateral. The characterization of the Depositor as a debtor and the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in the Mortgage Loans to the Trust Fund. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Certificateholders' and the Certificate Insurer's interests in the Mortgage Loans.

          (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders, in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class B Certificateholders, the Class C Certificateholders and the Residual Certificateholders to receive payments in respect of the Class B Certificateholders, the Class C Certificateholders and the Residual Certificates, respectively, are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Insured Payments together with interest thereon at the rate specified in the Certificate Insurance Agreement. In accordance with the foregoing, the ownership interest of the Class B Certificateholders, the Class C Certificateholders, and the Residual Certificateholders in amounts deposited in the Certificate Account, the Collection Account, the Pre-Funding Account or the Capitalized Interest Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class B Certificateholders, the Class C Certificateholders and the Residual Certificates in accordance with the terms of this Agreement.

          Section 2.2  Possession of Mortgage Files; Access to Mortgage Files.
                       ------------------------------------------------------
(a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File related to each Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer, as their respective interests may, from time to time, appear.

          (b) The Trustee shall or cause to afford the Depositor, the Certificate Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Trustee.

          Section 2.3  Delivery of Mortgage Loan Documents.  (a)  In connection
                       -----------------------------------
with each conveyance pursuant to Section 2.1 or 2.9 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Trustee the Certificate Insurance Policy and each of the following documents for each Mortgage Loan sold by the Seller to the Depositor and sold by the Depositor to the Trust Fund:

          (i) The original Mortgage Note, bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the Seller endorsed by the Seller endorsed without recourse in the following form: "Pay to the order of Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Mortgage Asset-Backed Certificates Series 1996-2, without recourse" and signed in the name of the Seller by an authorized officer;

          (ii) The original Mortgage with evidence of recording indicated thereon; provided, however, that if such Mortgage has not been returned
              --------  -------
     from the applicable recording office, a copy of the Mortgage certified by an authorized officer of the Seller (such original recorded Mortgage shall be delivered when so returned);

          (iii) An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the Seller signed by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property);

     provided, however, that Assignments of Mortgages shall not be required to
     --------  -------
     be submitted for recording with respect to any Mortgage Loan which relates to the Trustee's Mortgage File if the Trustee, each of the Rating Agencies and the Certificate Insurer shall have received an opinion of counsel at the expense of the Seller satisfactory to the Trustee, each of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such Assignment of Mortgage shall not have a materially adverse effect on the security interest of the Trustee in the Mortgage; provided, further, that any Assignment of Mortgage for which an
               --------  -------
     opinion has been delivered shall be recorded by the Seller upon the earlier to occur of (i) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (ii) the occurrence of any Event of Default, as such term is defined in this Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan;

     provided, further, that if the related Mortgage
     --------  -------
     has not been returned from the applicable recording office, a copy of the Mortgage certified by an authorized officer of the Seller (such original assignment shall be delivered when so returned);

          (iv) The original of any intervening Assignments of the Mortgage with evidence of recording thereon showing a complete chain of assignment from the originator of such Mortgage Loan to the Seller;

          (v) The original of any assumption, modification, consolidation or extension agreements with evidence of recording thereon; and

          (vi) The title report or policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) issued with respect to such Mortgage Loan;

provided, however, that in the case of any Mortgage Loans which have been
--------  -------
prepaid in full after the Cut-Off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, hereby delivers to the Trustee a certification of an officer of the Seller of the nature set forth in Exhibit N attached hereto; and provided, further, however,
                                                   --------  -------  -------
that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Depositor is delivering to the Trustee a true copy thereof with a certification by the Seller on the face of such copy substantially as follows: "certified true and correct copy of original which has been transmitted for recordation." The Seller agrees that it will deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Depositor to the Trustee promptly after they are received, and no later than 120 days after the Closing Date; provided, however, that in those instances where the public
              --------  -------
recording office retains the original Mortgage or Assignment of Mortgage after it has been recorded or such original document has been lost by the recording office, the Seller shall be deemed to have satisfied its obligations hereunder if it shall have delivered to the Trustee a copy of such original Mortgage or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. The Seller agrees, at its own expense, to record (or to provide the Trustee with evidence of recordation thereof) each assignment within 60 days of the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Seller upon the Seller's written request and at the Seller's expense, unless the Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an Opinion of Counsel reasonably acceptable to the Trustee and the Certificate Insurer to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Seller.

          Within a period of 21 days from the Closing Date, the Trustee, at the Seller's expense shall complete the endorsement of each Mortgage Note such that the final endorsement appears in the following form:

          (i) "Pay to the order of Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Mortgage Asset-Backed Certificates Series 1996-2, without recourse".

          Within a period of 21 days from the Closing Date, the Trustee, at the Seller's expense, shall also complete each Assignment of Mortgage such that the final Assignment of Mortgage appears in the following form:

          "Bankers Trust Company, as Trustee for the benefit of the Certificateholders and the Certificate Insurer for Preferred Mortgage Asset-Backed Certificates Series 1996-2."

          (b) In the event that any additional original documents are required pursuant to the terms of this Section 2.3 to be a part of a Mortgage File, the Seller or the Depositor, respectively, shall promptly deliver written notice to the Trustee that such additional original documents are required hereunder and deliver such original documents to the Trustee. In acting as custodian of any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files.

          (c) In the event that any Mortgage Note required to be delivered pursuant to this Section 2.3 is conclusively determined by any of the Seller, the Servicer or the Trustee to be lost, stolen or destroyed the Seller shall, within 14 days of the Closing Date, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall simultaneously therewith request the obligor on such Mortgage Note to execute and return a replacement Mortgage Note, and shall further agree to hold the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Upon the receipt of such replacement Mortgage Note, the Trustee shall return the lost note affidavit. Delivery by the Seller of such lost note affidavit shall not affect the obligations of the Seller hereunder with respect to the related Mortgage Loan.

          (d) Promptly after the Closing Date, the Seller shall, with respect to each Mortgage Loan, cause to be recorded in the appropriate public office for real property records, where permitted by applicable law and where applicable law does not require that a subordinate mortgagee be named as a party defendant in foreclosure or comparable proceedings in order to foreclose or otherwise preempt such mortgagee's equity of redemption, a request for notice of any action by or on behalf of any mortgagee under the related senior lien.

          Section 2.4  Acceptance by Trustee of the Trust Fund; Certain
                       ------------------------------------------------
Substitutions; Certification by Trustee.  (a)  The Trustee agrees to execute and
---------------------------------------
deliver to the Depositor, the Certificate Insurer, the Servicer and the Seller on or prior to the Closing Date an acknowledgment of receipt of the related Certificate Insurance Policy and, with respect to each Mortgage Loan, the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit D hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Trustee's Mortgage File prior to the Closing Date (with respect to the Mortgage Loans) and to deliver to the Seller, the Servicer, the Depositor and the Certificate Insurer a certification in the form attached hereto as Exhibit E to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all Mortgage Notes required to be delivered to it pursuant to Section 2.3(a)(i) hereof are in its possession, (ii) each such Mortgage Note has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          Within thirty (30) days after the Closing Date and within thirty (30) days of receipt of a Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Seller, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and as to any document noted as an exception included in the Trustee's initial certification, (i) all documents required to be delivered to it pursuant to Section 2.3 hereof are in its possession, (ii) each such document has been reviewed by it, has been, to the extent required, executed and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

          (b) If the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.3 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Seller, the Depositor, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.3 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule. The Seller agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Trustee shall enforce the Seller's obligation to either
(i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.4 hereof or (ii) purchase such Mortgage Loan at a purchase price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) 30 days' interest thereon, computed at the related Mortgage Interest Rate, plus the amount of any unpaid and accrued Servicing Fees, any unreimbursed Delinquency Interest Advances and Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account prior to the next succeeding Servicer Remittance Date, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"); provided, however, that the Seller may not,
                               --------  -------
pursuant to clause (ii) preceding, purchase the Principal Balance of any Mortgage Loan that is not in default or as to which no default is imminent unless the Seller has theretofore delivered an Opinion of Counsel knowledgeable in federal income tax matters which states that such a purchase would not constitute a prohibited transaction under the Code.

          (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File for the applicable Qualified Substitute Mortgage Loan or Loans, and the deposit of the amounts described above into the Collection Account (which certification shall be in the form of Exhibit G hereto), the Trustee shall release to the Servicer for release to the Seller the related Trustee's Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. The Trustee shall promptly notify the Certificate Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

          Section 2.5  [RESERVED].

          Section 2.6  Execution of Certificates.  The Trustee acknowledges the
                       -------------------------
assignment to it of the Mortgage Loans and the delivery to it of the Trustee's Mortgage Files relating thereto and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of Trust Fund,

Certificates duly authenticated by the Trustee, in Authorized Denominations, evidencing the entire beneficial ownership interest in the Trust Fund.

          Section 2.7  Application of Principal and Interest.  In the event that
                       -------------------------------------
Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the outstanding Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate, then to the principal owed on such Mortgage Loan.

          Section 2.8  Further Assurances; Powers of Attorney.  (a)  The
                       --------------------------------------
Depositor and the Servicer shall take no action inconsistent with the Trust's ownership of the Trust Fund and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee on behalf of the Trust Fund. In addition, the Depositor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust Fund.

          (b) The Servicer agrees that, from time to time, at the Seller's expense, it shall cause the Seller (and the Depositor also agrees that it shall), promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Trustee or the Certificate Insurer may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer, the Seller and the Depositor will, upon the request of the Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate flings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

          (c) The Depositor hereby grants to the Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the foregoing.

          Section 2.9  Conveyance of the Subsequent Mortgage Loans.  (a)
                       -------------------------------------------
Subject to the conditions set forth in Section 2.3 above and paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date,

(ii) principal due and interest accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.3 above and the other items in the related Mortgage Files; provided, however, that the
                                               --------  -------
Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-Off Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee three Business Days (or such shorter period as may be agreed between the Depositor and the Trustee) prior to the Subsequent Transfer Date.

          The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be 97.62% of the aggregate Principal Balances as of the related Subsequent Cut-Off Date of the Subsequent Mortgage Loans so transferred. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

          (b) The Depositor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in
Section 2.9 (a) above, and the Trustee shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) the Depositor shall have provided the Trustee and the Certificate Insurer no later than five Business Days prior to the Subsequent Transfer Date an Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

          (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

          (iii) as of each Subsequent Transfer Date, the Depositor shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

          (v) the Funding Period shall not have terminated;

          (vi) the Depositor shall have delivered to the Trustee an Officer's Certificate, substantially in the form delivered at closing, confirming the satisfaction of each condition precedent and representations specified in this Section 2.9(b) and Section 2.9(c) following and in the related Subsequent Transfer Instrument;

     (vii) the Depositor shall have delivered to the Trustee and the Certificate Insurer Opinions of Counsel addressed to the Certificate Insurer, the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy, tax and corporate matters; and

          (viii) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, the Rating Agencies and the Certificate Insurer with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

          (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following representations and warranties of the Seller and the Depositor with respect to such Subsequent Mortgage Loan being satisfied (i) such Subsequent Mortgage Loan may not be more than 30 days Delinquent as of the related Subsequent Cut-Off Date; (ii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 20 years; (iii) such Subsequent Mortgage Loan has a Mortgage Interest Rate of at least 10.25%; (iv) the Subsequent Mortgage Loans in the aggregate have a weighted average CLTV (based on the original appraisal) no greater than 100%;
(v) such Subsequent Mortgage Loan is a fully amortizing loan with level payments generally over 15 years; (vi) such Subsequent Mortgage Loan is secured by a Residential Dwelling; (vii) the related Trustee's Mortgage File with respect to such Subsequent Mortgage Loan shall have been delivered to the Trustee; (viii) no such Subsequent Mortgage Loan is secured by an investor property or associated with the purchase of a home; and (ix) following the purchase of such Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a weighted average Mortgage Interest Rate of at least 13.4%; (b) will have a weighted average CLTV (based on the original appraisal) of not more than 102%; (c) will have no subsequent Mortgage Loan with a Principal Balance in excess of $75,000; (d) will not have any non-owner occupied properties; (e) will have a weighted average Subordinate Mortgage Ratio of not more than 26.5%; (f) will not have a concentration in a single zip code in excess of 2.0% by aggregate Principal Balance; (g) will not have a concentration in Los Angeles County, California in excess of 10% by aggregate Principal Balance; (h) will not have concentration in any other county in excess of 9.5% by aggregate Principal Balance; (i) will not have a concentration of Credit Bureau Risk Scores under 620 in excess of 1.5% by aggregate Principal Balance; (j) will not have a concentration of Mortgage Loans with self employed mortgagors in excess of 4% by aggregate Principal Balances; (k) will have a weighted average Credit Bureau Risk Score of at least 680 and a weighted average DTI of no more than 42%; (l) will have a concentration of Mortgage Loans secured by single family residences of at least 92% by aggregate Principal Balances; and
(m) will not have a concentration of Mortgage Loans secured by condominiums in excess of 6.20% by aggregate Principal Balance; and (n) such Subsequent Mortgage Loan satisfies all representations and warranties set forth in Sections 3.02 and
3.03 of the Sale and Purchase Agreement hereof as of the related Subsequent Transfer Date. Such requirements may be waived or modified in writing by the Certificate Insurer; provided that, if the
                                                          -------- ----
Certificate Insurer waives or modifies any such requirements because such Subsequent Mortgage Loans do not satisfy such requirements, the Certificate Insurer, in its sole discretion, may modify the definitions of "Required Overcollateralization Level" and/or "Target Percentage," without the consent of any party hereto or any Certificateholder; provided, further, that the
                                           --------  -------
Certificate Insurer agrees to notify the Depositor and the Trustee in writing of any modifications to the definitions of "Required Overcollateralization Level" and/or "Target Percentage" no later than the Determination Date immediately preceding a Distribution Date (or such shorter period as the Trustee shall reasonably agree).

               [Remainder of this page intentionally left blank]

                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

          Section 3.1  Representations of the Servicer.  The Servicer hereby
                       -------------------------------
represents and warrants to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders as of the Closing Date:

          (a) The Servicer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations under the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith: the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the legal, valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

          (b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

          (c) The Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC;

          (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement;

          (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date; and

          (f) Neither this Agreement nor any statement, report or other document furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact regarding the Servicer or omits to state a material fact necessary to make the statements regarding the Servicer contained herein or therein not misleading.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.1 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee.

          Section 3.2  Representations, Warranties and Covenants of the
                       ------------------------------------------------
Depositor.  (a)  The Depositor hereby represents, warrants and covenants to the
---------
Trustee and the Certificate Insurer that as of the Closing Date or as of such date specifically provided herein:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (iv) No consent, approval, authorization or order of, or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been received or obtained on or prior to the Closing Date;

          (v) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration (I) under the charter or bylaws of the Depositor, or (II) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (b) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (c) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

          (vi) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

          (vii) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

          Section 3.3  RESERVED.

          Section 3.4  Purchase and Substitution.  (a)  It is understood and
                       -------------------------
agreed that the representations and warranties set forth herein shall survive delivery of the Certificates to the Certificateholders. With respect to any representation or warranty contained in Section 3.03 of the Sale and Purchase Agreement that is made to the best of the Seller's knowledge, if it is discovered by the Servicer, any Subservicer, the Depositor, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date (or in the case of the Subsequent Mortgage Loans, as of the respective Subsequent Transfer
Date) and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Certificate Insurer, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Depositor, the Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.4, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall be required to (i) promptly cure such breach in all material respects,
(ii) purchase such Mortgage Loan on the next succeeding Servicer Remittance Distribution Date, in the manner and at the related Loan Repurchase Price, or (iii) remove such Mortgage Loan from the Trust Fund (in which case the Mortgage Loan shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such
                                                            --------
substitution is effected not later than the date which is two years after the Startup Date or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect that such substitution will not constitute a prohibited transaction for the purposes of the REMIC provisions of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time any Certificates are outstanding. Any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to the Servicer to be deposited in the Collection Account.

          (b) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall be required to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit G, executed by a Servicing Officer and the documents described in Sections 2.3(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

          (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

          (d) It is understood and agreed that the obligations of the Seller to cure, purchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders with respect to a breach of the representations and warranties of the Seller set forth in Sections 3.02 and 3.03 of the Sale and Purchase Agreement. The Trustee shall give prompt written notice to the Certificate Insurer and each of the Rating Agencies of any repurchase or substitution made pursuant to this Section
3.4 or Section 2.4(b) hereof.

          (e) Upon discovery by the Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.02 or 3.03 of the Sale and Purchase Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.02 or 3.03 of the Sale and Purchase Agreement.

          Section 3.5  Indemnification of the Trust Fund by the Indemnitors.
                       ----------------------------------------------------
The Indemnitors hereby agree to indemnify the Trust Fund for any losses incurred by it on any Liquidated Loan which had a CLTV at origination of greater than 100%; provided that such indemnity is limited to the dollar amount of the difference at origination between the aggregate loan balance and the Appraised Value; provided further, that such indemnity is a nonrecourse obligation of the
       -------- -------
Indemnitors and is limited to amounts received by the Indemnitors pursuant to
Section 6.5(vi) through (viii). "Indemnitors" means, together, Preferred Mortgage SPC Funding Corp. II and Preferred Mortgage SPC Funding Corp.

          The Trustee, the Certificate Insurer and each Certificateholder agree that they will not at any time institute against any Indemnitor or join in any institution against any Indemnitor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

          Section 3.6  Third Party Claims.  The Trustee shall reimburse the
                       ------------------
Seller from amounts otherwise distributable on the Class R Certificates for all amounts advanced by the Seller pursuant to the second sentence of Section 4.04(a)(ii) of the Sale and Purchase Agreement except when the relevant claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of the Sale and Purchase Agreement.


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                                       57

                                   ARTICLE IV

                                The Certificates
                                ----------------

          Section 4.1  The Certificates.  The Certificates shall be
                       ----------------
substantially in the forms annexed hereto as Exhibit B-1-1, Exhibit B-1-2, Exhibit B-1-3, Exhibit B-1-4, Exhibit B-1-5, Exhibit B-1-6, Exhibit B-2, Exhibit B-3, Exhibit B-4 and Exhibit B-5. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer.
Any Certificates bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

          Section 4.2  Registration of Transfer and Exchange of Certificates.
                       -----------------------------------------------------
(a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering and transferring Certificates, as herein provided. The Certificate Insurer and the Servicer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

          (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust Fund and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

          (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or holder thereof or his attorney duly authorized in writing. Every Class A Certificate issued in definitive form shall include a statement of insurance, attached hereto as Exhibit A-2 provided by the Certificate Insurer.

          (d) (i) No service charge shall be made to a Holder or holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

          (ii) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of six fully registered Class A Certificates with a denomination equal to the related Original Class A Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Seller, the Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

          In the event that (x) the Depository or the Seller advises the Trustee and the Certificate Insurer in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Seller or the Depository is unable to locate a qualified successor or (ii) the Trustee at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Seller may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry as may be acceptable to the Seller, or such depository's agent or designee but, if the Seller does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof.

          Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

          (e) Except as provided in Section 4.2(e)(ii), no transfer, sale, pledge or other disposition of any Class B, Class C or Residual Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B, Class C or Residual Certificate is to made under this Section 4.2(e)(i), (a) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Depositor that such transfer shall be made pursuant to an exemption, describing the application exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor and (b) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit H hereto, and Trustee shall require the transferor to execute a representation letter, substantially in the form of
Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Servicer, provided that such representation letter will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

          (ii) Transfers of Certificates may be made in accordance with Section 4.2(e)(ii) if the prospective transferee of a Certificate provides the Trustee and the Depositor with an investment letter substantially in the form of Exhibit J attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor or the Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 4.2(e)(i) hereof; provided, however, that no Transfer of any of the Certificates may be made pursuant to this Section 4.2(e)(ii) by the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to indemnify the Trustee, the Depositor, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

          (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Trustee or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (vii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as either a United States Person or a Permitted Transferee.

               (ii) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit K from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(f) and agrees to be bound by them.

               (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (ii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (iv) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit L) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

               (v) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

               (vi) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee and is not a "disqualified organization" (as defined in Section 860E(e)(5) of the Code).

               (vii) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
     Section 4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Residual Certificate was not in fact permitted by this Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 4.2 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

               (viii) If any purported transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 4.2, then the Trustee or its designee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee or its designee on such reasonable terms as the Trustee or its designee may choose. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Trustee to the last preceding purported transferee of such Residual Certificate, except that in the event that the Trustee determines that the Holder or any prior Holder of such Residual Certificate may be liable for any amount due under this Section 4.2 or any other provision of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this subclause (viii) shall be determined in the sole discretion of the Trustee or its designee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (g) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and

1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

          (h) The provisions of Section 4.2 may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Residual Certificate to a Person that is not a Permitted Transferee.

          (i) No transfer of a Class B Certificate, a Class C Certificate or a Residual Certificate or any interest therein shall be made to any (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include assets of a plan described in (a) or (b) above by reason of such a plan's investment in such entities (each a "Plan"). Prior to the earlier of (i) the date on which the Funding Period expires and (ii) the date on which the U.S. Department of Labor amends Prohibited Transaction Class Exemption 90-32 to permit the use thereunder of pre-funding accounts as described herein, no transfer of a Class A Certificate shall be made to any Plan. The Trustee and the Servicer shall require the prospective transferee of any Class B Certificate, Class C Certificate or Residual Certificate to certify (in the form of Exhibit M-1 hereto) that it is not a Plan. The Trustee and the Servicer shall require the prospective transferee of any Class A Certificate (1) if such proposed transfer shall occur during the period the proposed transfer of the Class A Certificates is not permitted to be made to Plans (as described above), to certify (in the form of Exhibit M-1 hereto) that it is not a Plan or
(2) if such proposed transfer shall occur after such period, to execute a certificate in the form of Exhibit M-2 hereto.

          (j) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and evidencing the same Percentage Interest, and in any other case, the equivalent undivided beneficial ownership interest in the Trust Fund and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate undivided beneficial ownership interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the

Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

          Section 4.3  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                       -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Certificate Insurer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and representing an equivalent beneficial ownership interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Trustee may require the payment by the transferee Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

          Section 4.4  Persons Deemed Owners.  Prior to due presentation of a
                       ---------------------
Certificate for registration of transfer and subject to the provisions of
Section 4.2 and Article XI, the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.5 and for all other purposes whatsoever, and the Servicer, the Depositor, the Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

               [Remainder of this page intentionally left blank]

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

                                   ARTICLE V

               Administration and Servicing of the Mortgage Loans
               --------------------------------------------------

          Section 5.1  Appointment of the Servicer.  (a) Advanta Mortgage Corp.
                       ---------------------------
USA agrees to act as the Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

          (b) The Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and the Certificate Insurer and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Servicer or its Subservicers with any powers of attorney and such other documents as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          In servicing and administering the Mortgage Loans, the Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Servicer pursuant to this Agreement. The Servicer shall notify the Certificate Insurer and the Seller of any material changes to its Accepted Servicing Practices.

          In servicing and administering the Mortgage Loans, the Servicer may, in its sole discretion, and is hereby authorized to obtain and use consumer reports, including but not limited to Credit Bureau Risk Scores, on behalf of the Trust Fund for any lawful purpose, including but not limited to account review and collection activities.

          Costs incurred by the Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; provided, however, that the
                                                 --------  -------
addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and the Mortgage Loan secured by the Mortgage Note or distributions to be made to Certificateholders. Such costs shall be recoverable by the Servicer pursuant to Section 5.9. Notwithstanding any other provision of this Agreement, the Servicer shall at all times service the Mortgage Loans in a manner consistent with the provisions of this Section 5.1(b).

          (c) Subject to Section 5.11, the Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall execute any powers of attorney furnished to the Trustee by the Servicer and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

          (d) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 5.23, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.23, the Trustee or its designee approved by the Certificate Insurer or other successor servicer approved by the Certificate Insurer shall assume all of the rights and obligations of the Servicer, subject to Section 7.2 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

          (e) The Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date, which list may, from time to time, be amended, modified or supplemented by the subsequent delivery to the Trustee and the Certificate Insurer of any superseding list of Servicing Officers.

          Section 5.2  Subservicing Agreements Between the Servicer and
                       ------------------------------------------------
Subservicers.  (a) The Servicer may, subject to the prior written approval of
------------
the Certificate Insurer, enter into Subservicing Agreements with Subservicers for the performance of servicing and administration of the Mortgage Loans. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated. In addition, each Subservicer will obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates and any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement which shall provide that the Subservicer's rights shall automatically terminate upon the termination, resignation or other removal of the Servicer under this Agreement. Each account used by any Subservicer for the deposit of payments on any of the Mortgage Loans shall be an Eligible Account.

          (b) Notwithstanding any Subservicing Agreement or arrangement with a collection agency, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or any collection agency or reference to actions taken through a Subservicer, a collection agency or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements with a Subservicer or any collection agency or by virtue of indemnification from the Subservicer or any collection agency and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer or any collection agency, as the case may be, has received such payments.

          In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee may, with the prior written consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer, either (i) assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith.

          Section 5.3  Collection of Certain Mortgage Loan Payments; Collection
                       --------------------------------------------------------
Account.  (a) The Servicer shall use its best efforts to collect all payments
-------
called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices. The Servicer may utilize the services of any collection agencies in connection with its collection efforts. The costs of any such collection agency shall be a "Servicing Advance."

          The Servicer shall establish and maintain in the name of the Trustee the Collection Account (collectively, the "Collection Account"), in trust for the benefit of the Holders of the Certificates and the Certificate Insurer. The Servicer shall promptly provide notice to the Certificate Insurer, the Trustee and each Rating Agency of any creation and establishment of a Collection Account hereunder. The Collection Account shall be established and maintained as an Eligible Account.

          The Servicer shall deposit in the Collection Account any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after the Cut-Off Date, and thereafter, on a daily basis within two Business Days of receipt (except as otherwise permitted herein), the following payments and collections received or made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-Off
Date):

               (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments, Curtailments and all Net REO Proceeds collected after the Cut-Off Date;

               (ii) all payments received after the Cut-Off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the Cut-Off Date);

               (iii)  all Net Liquidation Proceeds;

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

               (iv)  all Insurance Proceeds;

               (v)  all Released Mortgaged Property Proceeds;

               (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.4 and 3.4 hereof; and

               (vii) any amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement, including, without limitation amounts in respect of the termination of the Trust Fund, and amounts referenced in Sections 2.4(b), 3.4, 5.3, 5.6, and 6.6(d) of this Agreement;

provided, however, that the Servicer shall be entitled, at its election to pay
--------  -------
to itself the applicable Servicing Fee. All other amounts shall be deposited in the Collection Account not later than the second Business Day following the day of receipt by the Servicer.

          The Servicer may direct, in writing, the institution maintaining the Collection Account to invest the funds in the Collection Account, only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has obtained an Opinion of Counsel delivered to the Trustee and the Certificate Insurer (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

          The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.13 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Servicer in the Collection Account. Notwithstanding any provision herein to the contrary, if the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account. All funds deposited by the Servicer in the Collection Account shall be held therein for the account of the Trustee in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with Section 6.1 or withdrawn in accordance with Section 5.4.

          (b) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Servicer, provided that such account is an Eligible Account. The Servicer hereby acknowledges all such related funds shall be held in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

          (c) The Collection Account may, upon written notice by the Trustee to the Certificate Insurer, be transferred by the Servicer to a different depository so long as such transfer is to an Eligible Account.

          Section 5.4  Permitted Withdrawals from the Collection Account.  The
                       -------------------------------------------------
Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes, without duplication:

          (a) to pay to itself from any funds in the Collection Account any accrued and unpaid Servicing Fees and unreimbursed Delinquency Interest Advances and Servicing Advances, provided, however, that Servicing Advances may only be
                        --------  -------
reimbursed from late collections on the related Mortgage Loan, Insurance Proceeds and Liquidation Proceeds;

          (b) to reimburse itself for any Delinquency Interest Advances or Servicing Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

          (c) to withdraw from the Collection Account any Preference Amount received from a Mortgagor;

          (d) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

          (e) to withdraw from the Collection Account any funds needed to pay itself Servicing Compensation pursuant to Section 5.13 hereof to the extent not retained or paid pursuant to Section 5.3, 5.4 or 5.13;

          (f) to withdraw from the Collection Account to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.4 or 3.4 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 8.1, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance, as the case may be, was determined as a result of such repurchase or replacement;

          (g) to withdraw from the Collection Account to pay to the Seller with respect to each Mortgage Loan any interest accrued and unpaid on such Mortgage Loan prior to the Cut-Off Date, to the extent received;

          (h) to transfer funds from the Collection Account necessary to make deposits to the Certificate Account (which shall include the Trustee Fee) in the amounts and in the manner provided for herein;

          (i) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account;

          (j)  to reimburse itself or the Depositor pursuant to 11.1; and

          (k) to clear and terminate the Collection Account upon the termination of this Agreement.

          Section 5.5  Payment of Taxes, Insurance and Other Charges.  With
                       ---------------------------------------------
respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

          Section 5.6  Maintenance of Casualty Insurance.  With respect to each
                       ---------------------------------
Mortgage Loan, the Servicer shall maintain accurate records reflecting casualty insurance coverage. For each Mortgage Loan, the Servicer shall maintain or cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less. If, upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained, to the extent required by the related Mortgage Loan to be maintained by the Mortgagor, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property and (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. With respect to each Mortgage Loan, the Servicer shall also maintain fire insurance with extended coverage and, if applicable, flood insurance on REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure. It is understood and agreed that such insurance shall be with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 5.3, any amounts collected by the Servicer under any insurance policies maintained pursuant to this Section 5.6 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices and applicable law) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.4. Any cost incurred by the Servicer in maintaining any such insurance shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however,
                                                              --------  -------
that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Servicer pursuant to
Section 5.4. In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the second and third sentences of this Section 5.6, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the second and third sentences of this Section 5.6 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

          Section 5.7  Servicer Account.  In addition to the Collection Account,
                       ----------------
the Servicer shall be permitted to establish and maintain one or more Servicer Accounts (collectively, the "Servicer Account"), which shall be an Eligible Account, in which the Servicer may deposit all payments by, and collections from, the Mortgagors received in connection with the Mortgage Loans prior to the Servicer's deposit of all such funds required to be deposited into the Collection Account. Withdrawals may be made out of such collections in the Servicer Account to reimburse the Servicer for any required advances not otherwise made from amounts on deposit in the Collection Account or for any refunds made by the Servicer of any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law, and in order to terminate and clear the Servicer Account upon the termination of this Agreement upon the termination of the Trust Fund.

          Section 5.8  Fidelity Bond; Errors and Omissions Policy.  (a) The
                       ------------------------------------------
Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 5.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.

          (b) The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder extends to the Servicer and the Servicer Employees. The Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.8(a) hereof.

          Section 5.9  Collection of Taxes, Assessments and Other Items.  The
                       ------------------------------------------------
Servicer shall deposit all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items in the Servicer Account. Withdrawals from the Servicer Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law or to clear and terminate the Servicer Account at the termination of this Agreement upon the termination of the Trust Fund. The Servicer shall advance the payments referred to in the first sentence of this Section 5.9 that are not timely paid by the Mortgagors on the date when the tax, assessment, premium or other cost for which such payment is intended is due, but the Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer pursuant to Section 5.4 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

          Section 5.10  Enforcement of Due-on-Sale Clauses; Assumption
                        ----------------------------------------------
Agreements.  In any case in which a Mortgaged Property is about to be conveyed
----------
by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable thereon) and the Servicer has knowledge of such prospective conveyance, the Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Servicer is also authorized to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

          Section 5.11  Realization upon Defaulted Mortgage Loans.  (a)  In the
                        -----------------------------------------
event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders and the Certificate Insurer. With respect to any Charged-off Loan as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.1, and in accordance with the standard of care specified in Section 5.1, in the event that in the Servicer's reasonable judgment a foreclosure or the taking of title to a related Mortgaged Property is likely to result in a positive economic benefit to the Trust Fund by creating Net Liquidation Proceeds, the Servicer shall foreclose upon or otherwise comparably effect the ownership thereof in the name of Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Servicer shall give the Trustee and the Certificate Insurer notice of the election of remedies made pursuant to this Section 5.11. In connection with any foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill as it customarily employs and exercises in collecting and foreclosing on mortgage loans for its own account and in accordance with accepted collection and foreclosure practices of prudent lending institutions and servicers of loans similar to the Mortgage Loans and giving due consideration to the Certificateholders' and the Certificate Insurer's reliance on the Servicer. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances". The foregoing is subject to the proviso that the Servicer shall not expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds

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

(respecting which it shall reimburse itself for such expense prior to the deposit in the Collection Account of such proceeds). The Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account with respect thereto are permitted under Section 5.4.

          In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Trustee, or to the Servicer in the name of the Trustee on behalf of the Trustee and the Certificateholders and the Certificate Insurer. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Mortgage Loan shall be considered to be a Mortgage Loan held in the Trust Fund until such time as the related Mortgaged Property shall be sold and such REO Mortgage Loan becomes a Liquidated Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such REO Mortgage Loan shall be considered to be an Outstanding Mortgage Loan:

               (i) It shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) shall be assumed to remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

               (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of the Trust Fund within two years after its acquisition thereby unless (a) the Servicer shall have provided to the Trustee and the Certificate Insurer an Opinion of Counsel (at the expense of the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause the Trust Fund to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Servicer or the Trustee (at the Trust Fund's expense) shall have applied for, at least 60 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

          Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Date allow for a sale for other consideration).

          In lieu of foreclosing upon any defaulted Mortgage Loan, the Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Servicer's good faith underwriting guidelines with respect to mortgage loans owned by the Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as servicing compensation. Alternatively, the Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

          Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures as are required by the provisions of the FNMA's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Servicer shall not proceed with any foreclosure proceedings or accept a deed in lieu of foreclosure for such Mortgaged Property without the prior written consent of the Certificate Insurer.

          In addition to the foregoing, the Holder of the Subordinate Certificates may purchase from the Trust Fund any Charged-off Loan (or any Mortgage Loan which will imminently become a Charged-off Loan) by depositing in the Certificate Account an amount equal to the Loan Repurchase Price; provided,
                                                                      --------
that the Holder of the Subordinate Certificates may only make such repurchases if, following such repurchase, the aggregate Loan Repurchase Price of all such repurchased Mortgage Loans does not exceed 10% of the Maximum Collateral Amount.

          (b) Upon becoming aware that a first lien mortgage loan relating to any Mortgage Loan has come into default or of any action that the related mortgagee has taken or may take in respect thereof, the Servicer shall, consistent with the REMIC Provisions, take such actions as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by Accepted Servicing Practices. In taking such actions, the Servicer may advance such funds as are necessary to cure such default, maintain such first lien mortgage loan relating to any Mortgage Loan, acquire the related mortgagee's interest therein or redeem the related Mortgaged Property. The Servicer, however, shall not be required to expend its own funds in connection therewith unless it shall determine that such expense will be recoverable to it. All such expenses shall be included as Liquidation Expenses pursuant to the definition thereof, and shall be reimbursable from the related Liquidation Proceeds in accordance with Section 5.4.

          Section 5.12  Trustee to Cooperate; Release of Mortgage Files.  (a)
                        -----------------------------------------------
Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall (i) immediately deliver to the Trustee a notice substantially in the form of the Request for Release of Documents attached hereto as Exhibit G (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.3 have been or shall be so deposited) and executed by a Servicing Officer and (ii) request delivery to it of the Mortgage File. Upon receipt of such Request for Release of Documents, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Servicer. Upon any such payment in full, the Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Servicer any required power of attorney provided to the Trustee by the Servicer and other required documentation in accordance with Section 5.1(b). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release of Documents signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release of Documents shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release of Documents or an additional Request for Release of Documents hereinabove specified, the Mortgage File shall be delivered by the Trustee to the Servicer.

          (b) Each Request for Release of Documents may be delivered to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related Mortgage File(s) within five (5) to seven (7) Business Days of receipt of a properly completed Request for Release of Documents pursuant to clauses (i),
(ii) or (iii) above or such shorter period as may be agreed upon by the Servicer and the Trustee. Receipt of a Request for Release of Documents pursuant to clauses (i), (ii) or (iii) above shall be authorization to the Trustee to release such Mortgage Files, provided the Trustee has determined that such Request for Release of Documents has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by a Servicing Officer of the Servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Mortgage Files within the time frames previously specified, the Trustee shall immediately notify the Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release of Documents. If the Servicer is required to pay penalties or damages due solely to the Trustee's negligent failure to release the related Mortgage File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.

          On each day that the Servicer remits to the Trustee Requests for Release of Documents pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee a summary of the total amount of such Request for Release of Documents requested on such day by the same method as described in such clauses (ii) or (iii) above.

          Section 5.13  Servicing Fee; Servicing Compensation.  (a) The Servicer
                        -------------------------------------
shall be entitled, to pay itself the Servicing Fee pursuant to Section 5.3.

          The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The Trustee, in its capacity as successor servicer, shall not be liable for the costs of replacement of a predecessor servicer, unless the Trustee is the predecessor servicer.

          The aggregate Servicing Fee shall be offset as provided in Section
5.19. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.5) and shall not be entitled to reimbursement therefor except as specifically provided herein.

          (b) Servicing compensation in the form of assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Servicer and are not required to be deposited in the Collection Account.

          Section 5.14  Reports to the Trustee; Collection Account Statements.
                        -----------------------------------------------------
Not later than 15 days after each Distribution Date, the Servicer shall provide to the Trustee, the Certificate Insurer, the Underwriter and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the immediately preceding calendar month, stating that all distributions required by this Agreement to be made by the Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.3 and each category of withdrawal specified in Section 5.4 and the aggregate of deposits into the Certificate Account specified in Section 6.1(c). Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

          Section 5.15  Annual Statement as to Compliance.  The Servicer will
                        ---------------------------------
deliver to the Trustee, the Certificate Insurer, the Underwriter, and each of the Rating Agencies not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year beginning in 1997, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer has in full force and effect a blanket fidelity bond and an errors and omissions insurance policy in accordance with the terms and requirements of Section 5.8 hereof. Such Officers' Certificate shall be accompanied by the statement described in Section 5.16 of this Agreement.
Copies of such statement shall, upon request, be provided to any Certificateholder by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies.

          Section 5.16  Annual Independent Public Accountants' Servicing Report.
                        -------------------------------------------------------
Not later than the last day of the fifth month subsequent to the end of the Servicer's fiscal year, beginning in 1997, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, the Certificate Insurer, the Underwriter, each of the Rating Agencies, each Certificateholder to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Servicer under pooling and servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such statement), conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement. Copies of such statement shall, upon request, be provided to Certificateholders by the Servicer, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Depositor (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise.

          Section 5.17  [Reserved].

          Section 5.18  Reports to be Provided by the Servicer.  The Servicer
                        --------------------------------------
agrees to make available on a reasonable basis to the Certificate Insurer a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

          Section 5.19  Adjustment of Servicing Compensation in Respect of
                        --------------------------------------------------
Prepaid Mortgage Loans.  The aggregate amount of the Servicing Fees that the
----------------------
Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments during the Collection Period applicable to such Distribution Date. The amount of any offset against the aggregate Servicing Fee with respect to any Distribution Date under this Section 5.19 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer and any Subservicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in Collection Period applicable to such Distribution Date, and (ii) Principal Prepayments and Liquidation Proceeds applicable to such Distribution Date, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

          Section 5.20  Delinquency Interest Advances.  By 3:00 p.m. New York
                        -----------------------------
time on each Servicer Remittance Date, the Servicer shall make a Delinquency Interest Advance with respect to delinquent interest on each Mortgage Loan which was a Delinquent Mortgage Loan with respect to the related Collection Period by depositing such Delinquency Interest Advance into the Certificate Account;

provided, however, that the Servicer will not be required to make any
--------  -------
Delinquency Interest Advance if the Servicer has determined in accordance with customary mortgage loan servicing practices that all amounts which it expects to receive with respect to such Mortgage Loan have been received. Such deposit may be made in whole or in part or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by Servicer from its own funds by deposit in the Certificate Account on or before the Business Day preceding any such future Servicer Remittance Date to the extent that funds in the Certificate Account on such Servicer Remittance Date shall be less than payments to Certificateholders required to be made on such date.

          The Servicer shall be permitted to reimburse itself for any Delinquency Interest Advance from any subsequent collections or Net Liquidation Proceeds relating to such Mortgage Loan. If not theretofore recovered by the Servicer, and the Servicer determines that any Delinquency Interest Advance was a Nonrecoverable Advance, such Delinquency Interest Advance shall be recoverable pursuant to Section 5.4 hereof.

          Section 5.21  [Reserved].
                        ----------

          Section 5.22  Maintenance of Corporate Existence and Licenses; Merger
                        -------------------------------------------------------
or Consolidation of the Servicer.  (a) The Servicer will keep in full effect its
--------------------------------
existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability

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

of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.1 to be true and correct at all times under this Agreement.

          (b) Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $15,000,000 and is a Permitted Transferee, and in all events shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

          Section 5.23  Assignment of Agreement by Servicer; Servicer Not to
                        ----------------------------------------------------
Resign.  The Servicer shall not assign this Agreement nor resign from the
------
obligations and duties hereby imposed on it except by mutual written consent of the Servicer, the Seller, the Depositor, the Certificate Insurer and the Trustee or upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without the incurrence, in the reasonable judgment of the Certificate Insurer, of unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Seller, the Depositor and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 7.2. The Servicer shall provide the Trustee, each of the Rating Agencies and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this
Section 5.23.

          Section 5.24  Information Reports to be Filed by the Servicer.  The
                        -----------------------------------------------
Servicer or Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.

               [Remainder of this page intentionally left blank]

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

                                   ARTICLE VI

                           Distributions and Payments
                           --------------------------

          Section 6.1  Establishment of Certificate Account; Deposits to the
                       -----------------------------------------------------
Certificate Account.  (a) The Trustee shall establish and maintain the
-------------------
Certificate Account which shall be titled "Certificate Account, Bankers Trust Company, as trustee for the registered holders of Preferred Mortgage Asset-Backed Certificates, Series 1996-2 and MBIA Insurance Corporation as Certificate Insurer" and which shall be an Eligible Account. Notice of the establishment of the Certificate Account shall be promptly provided in writing to each of the Servicer, the Rating Agencies and the Certificate Insurer.

          (b) Subject to Section 6.6 hereof, the Servicer may direct the Trustee in writing to invest the funds in the Certificate Account only in Permitted Investments which mature not later than the Business Day prior to the Distribution Date. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer has delivered to the Trustee and the Certificate Insurer an Opinion of Counsel (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund to tax or cause the REMIC 1996-2 to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Servicer out of its own funds immediately as realized.

          (c) On each Servicer Distribution Date, the Servicer shall cause to be deposited in the Certificate Account, from related funds on deposit in the Collection Account, an amount equal to the related Servicer Remittance Amount.

          (d) The Trustee shall make deposits to the Certificate Account pursuant to Section 6.11 and 6.12.

          Section 6.2  Permitted Withdrawals From the Certificate Account.  The
                       --------------------------------------------------
Trustee shall, in accordance with the Servicer's written directions to the Trustee as described in Section 6.5, withdraw or cause to be withdrawn funds from the Certificate Account for the following purposes:

               (i) to effect the distributions described in Section 6.5;

               (ii) to pay the Servicer any interest earned on or investment income earned with respect to funds in the Certificate Account;

               (iii) to return to the Collection Account any amount deposited in the Certificate Account that was not required to be deposited therein;

               (iv) to pay to itself the Trustee Fee in accordance with Section 9.5; and

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

          (v) to clear and terminate the Certificate Account upon termination of the Trust Fund pursuant to Article VIII.

          The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Account pursuant to each of subclauses (i) through (vi) listed above.

          Section 6.3  Collection of Money.  Except as otherwise expressly
                       -------------------
provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including, but not limited to, (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

          Section 6.4  The Certificate Insurance Policy.  (a) Subject to receipt
                       --------------------------------
of the report referenced in Section 6.5, within three Business Days after each Determination Date, the Trustee shall determine with respect to the immediately following Distribution Date the amount to be on deposit in the Certificate Account on such Distribution Date less the amounts described in clauses (i) and
(ii) of Section 6.5 for the related Distribution Date, and not including the amount of any Insured Payment which is required to be deposited in the related Certificate Account for such Distribution Date. The amounts described in the preceding sentence with respect to each Distribution Date are the "Available Funds" for such Distribution Date.

          (b) If on any Distribution Date there is an Available Funds Shortfall, the Trustee shall complete a Notice in the form of Exhibit A to the Certificate Insurance Policy and submit such Notice to the Certificate Insurer no later than 12:00 noon New York City time on the third Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.

          (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Certificate Insurance Payments Account and distribute such amount only for purposes of payment to Certificateholders of the portion of the Insured Distribution Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Insured Distribution Amount, shall be transferred by the Trustee from the Certificate Insurance Payments Account to the Certificate Account on the related Distribution Date and disbursed by the Trustee to the Class A Certificateholders in accordance with Section 6.5. It shall not be necessary for payments made under the Certificate Insurance Policy to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 6.5. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Certificate Insurance Payments Account shall be noted as

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

provided in paragraph (d) below. Funds held in the Certificate Insurance Payments Account shall not be invested. Any funds remaining in the Certificate Insurance Payments Account on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer by the Trustee pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

          (d) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

          (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any amount distributed on the Class A Certificates, including any amounts represented by an Insured Payment, has been voided in whole or in part as a preference payment under applicable bankruptcy law that constitutes a Preference Amount under the Certificate Insurance Policy, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided amount distributed, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Class A Certificateholders of the affected Class A Certificates that, in the event any Class A Certificateholder's amount distributed is so recovered, such Class A Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's Fiscal Agent, if any, and the Trustee shall furnish to the Certificate Insurer or its Fiscal Agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

          (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Seller, the Depositor, the Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer, the Seller, the Depositor and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee, the Depositor, the Seller and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

          Section 6.5  Distributions.  No later than 12:00 noon California time
                       -------------
on the Business Day following the Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer a report in computer-readable form (including electronic transmission) containing such information as to the Mortgage Loans as of such date and such other information as the Trustee and the Certificate Insurer may reasonably require. With respect to funds on deposit in the Certificate Account (inclusive of amounts transferred from the Certificate Insurance Payments Account, the Pre-Funding Account and the Capitalized Interest Account), on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

               (i) to the Certificate Insurer, the Certificate Insurance Policy Premium Amount;

               (ii) to the Trustee, an amount equal to the Trustee Fees then due to it;

          (iii) to the Certificate Insurer, the lesser of (x) an amount equal to (i) the Available Funds minus (ii) the Insured Distribution Amount for such
                           -----
Distribution Date and (y) the outstanding Reimbursement Amount, if any, as of such Distribution Date;

               (iv) to each Class A Certificateholder, an amount equal to the related Class A Interest Distribution Amount;

          (v) to each of the Class A Certificateholders, an amount equal to the lesser of (a) the related Class A Principal Distribution Amount and (b) the amount remaining in the Certificate Account after distributions pursuant to clauses (i) through (iv) above, as follows;

               (1) to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero;

               (2) to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero;

               (3) to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero; and

               (4) to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero;

               (5) to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero; and

               (6) to the Class A-6 Certificateholders until the Class A-6 Principal Balance has been reduced to zero;

          (vi) to the Class B Certificateholders, on any Distribution Date on which the Overcollateralization Reduction Amount is greater than zero, the amount of such Overcollateralization Reduction Amount shall be applied, on and prior to the Class B Final Scheduled Distribution Date;

          (x) to reduce the Class B Accrued Interest until the Class B Accrued Interest has been reduced to zero;

          (y) to reduce the Class B Principal Balance until the Class B Principal Balance has been reduced to zero;

               (vii) to the Holders of the Class C Certificates, the Class C Distribution Amount;

               (viii) to the Holders of the Class RU Certificates, the amount remaining on such Distribution Date, if any;

provided, however, that if, on any Distribution Date, (x) the Certificate
--------  -------
Insurer is then in default under the Certificate Insurance Policy relating to the Mortgage Loans and (y) a Subordination Deficit exists, then any distribution of the Principal Distribution Amount on such Distribution Date shall be made pro
                                                                             ---
rata to the holders of each of the Class A Certificates.
----

          Notwithstanding clause (iv) above, the aggregate amounts distributed on all Distribution Dates to the Holders of the Class A Certificates on account of the related Class A Principal Distribution Amount shall not exceed the related Original Class A Principal Balance.

          Section 6.6  Investment of Accounts.  (a)  So long as no Event of
                       ----------------------
Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account (other than the Certificate Insurance Payments Account) held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Servicer (with respect to the Collection Account and the Certificate Account) or the Seller (with respect to the Pre-Funding Account and the Capitalized Interest Account), in one or more Permitted Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer or the Seller do not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (d) of the definition of Permitted Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date). Notwithstanding anything to the contrary in this Section 6.6(a), all amounts received under the Certificate Insurance Policy shall remain uninvested.

          (b) If any amounts are needed for disbursement from any Account (other than the Certificate Insurance Payments Account) held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.6 is the cause of such loss or charge or the Trustee is the obligor of the related investment.

          (c) Subject to Section 9.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except as provided in subsection (b) of this Section 6.6).

          (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee). The Servicer shall deposit in the Collection Account and the Certificate Account and the Seller shall deposit in the Pre-Funding Account and the Capitalized Interest Account, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor from its own funds.

          Section 6.7  Reports by Trustee.  (a)  On each Distribution Date the
                       ------------------
Trustee shall, based on a report delivered to it by the Servicer on the Determination Date, as described in Section 6.5 hereof, provide to each Holder, to the Certificate Insurer, to the Depositor, to the Servicer, to the Underwriter, to S&P and to Moody's a written report (the "Trustee Remittance Report"), setting forth information, including, without limitation, the following information:

               (i) the amount of the distributions made on such Distribution Date with respect to the Class A Certificates, the Class B Certificates, the Class C Certificates and any Residual Certificates;

               (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments, Curtailments, any Pre-Funded Amounts distributed as a prepayment or other unscheduled recoveries of principal included therein;

               (iii) the amount of such distributions allocable to interest and the calculation thereof;

               (iv) the amount of any Net Liquidation Proceeds and Net REO Proceeds included in such distributions and the calculation thereof:

               (v) the principal amount of the related Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding in each case after giving effect to any principal payments made on such Distribution Date:

               (vi) the amount of any Insured Payment included in the amounts distributed to the Class A Certificateholders on such Distribution Date, together with any Reimbursement Amount paid to the Certificate Insurer;

               (vii) the Required Overcollateralization Level and the Overcollateralization Amount as of such Distribution Date;

               (viii) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in such distribution;

               (ix) the amounts, if any, of any Realized Losses for the related Collection Period; and

               (x) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount.

Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to the Certificate Insurer and to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

          (b) All distributions made to the Certificateholders according to Class or type of Certificate on each Distribution Date will be made on a pro rata basis among the Certificateholders as of the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Class A Certificates having an aggregate initial Class A Principal Balance of at least $5,000,000 appearing in the Certificate Register and shall have provided complete wiring instructions at least five Business Days prior to the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

          (c) In addition, on each Distribution Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriter, to the Depositor, to each of the Rating Agencies, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the close of business on the last Business Day of the prior Collection Period (except as otherwise provided in clause (v) below), which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Servicer Remittance Date:

               (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number, aggregate Principal Balances of such Mortgage Loans and the percentage of the aggregate Principal Balances of such

     Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

               (ii) the number, aggregate Principal Balances of all Mortgage Loans and percentage of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number, aggregate Principal Balances of all Mortgage Loans and percentage of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

               (iii) (a) the number, aggregate Principal Balances of all Mortgage Loans and percentage of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and (b) the number, aggregate Principal Balances of all Mortgage Loans and percentage of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

               (iv) the number, aggregate Principal Balances of all Mortgage Loans and percentage of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all REO Mortgage Loans and the number, aggregate Principal Balances of all Mortgage Loans and percentage of any such Mortgage Loans that are also included in any of the statistics described in the foregoing clause (i);

               (v) the weighted average Mortgage Interest Rate and the Net Mortgage Interest Rate as of the Due Date occurring in the Collection Period related to such Distribution Date;

               (vi) the weighted average remaining term to stated maturity of all Mortgage Loans; and

               (vii)  the book value of any REO Property.

          Section 6.8  Additional Reports by Trustee.  (a)  The Trustee shall
                       -----------------------------
report to the Depositor, the Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Certificate Insurer may from time to time request in writing.

          (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in
Section 3.2 or 3.3 hereof.

          Section 6.9  Compensating Interest.  By 3:00 pm New York time on each
                       ---------------------
Servicer Remittance Date, the Servicer or any Subservicer shall remit to the Trustee (without right of reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related

Distribution Date resulting from Principal Prepayments during the related Collection Period and (b) its aggregate Servicing Fees received in the related Collection Period (the "Compensating Interest").

          Section 6.10  Effect of Payments by the Certificate Insurer;
                        ----------------------------------------------
Subrogation.  Anything herein to the contrary notwithstanding, any payment with
-----------
respect to principal of or interest on the Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Certificate Registrar (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Depositor, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Certificates, and (ii) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Depositor, the Seller and Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

          Section 6.11  Pre-Funding Account.
                        -------------------

          (a) No later than the Closing Date, the Trustee shall establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Pre-Funding Account, Bankers Trust Company, as trustee for the registered holders of Preferred Home Equity Loan Pass-Through Certificates, Series 1996-2 and MBIA Insurance Corporation, as Certificate Insurer" (the "Pre-Funding Account"). On the Closing Date, the Trustee shall from the proceeds of the sale of the Class A Certificates deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates and the Certificate Insurer for the uses and purposes set forth herein. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Capitalized Interest Account on the Business Day immediately preceding each Distribution Date.

          (b) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

               (i) On any Subsequent Transfer Date, the Trustee, upon written direction from the Depositor, shall withdraw from the Pre-Funding Account and pay to the Depositor an amount equal to 97.62% of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee on such Subsequent Transfer Date upon satisfaction of the conditions set forth in Sections 2.3 and 2.9(b) above with respect to such transfer and assignment; and

               (ii) If the Pre-Funded Amount has not been reduced to zero during the Funding Period, or if the Pre-Funded Amount has been reduced to $50,000 or less on the immediately succeeding Determination Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Pre-Funding Account.

          Section 6.12  Capitalized Interest Accounts.
                        -----------------------------

          (a) No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, aggregated trust account, which shall be an Eligible Account, titled "Capitalized Interest Account, Bankers Trust Company, as trustee for the registered holders of Preferred Home Equity Loan Pass-Through Certificates, Series 1996-2 and MBIA Insurance Corporation, as Certificate Insurer" (the "Capitalized Interest Account"). On the Closing Date, the Trustee shall from proceeds of the sale of the Class A Certificates deposit in the Capitalized Interest Account and retain therein the Capitalized Interest Amount. In addition, the Trustee shall deposit into the Capitalized Interest Account all income and gain on investments in the Pre-Funding Account pursuant to Section
6.11. Funds deposited in the Capitalized Interest Account shall be held in trust by the Trustee for the Holders of the Certificates and the Certificate Insurer for the uses and purposes set forth herein. For federal income tax purposes, the Depositor shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom. The Depositor shall deposit in the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss, without any right of reimbursement.

          (b) On each of the first three Distribution Dates, the Trustee shall withdraw from the Capitalized Interest Account and deposit in the Certificate Account the related Capitalized Interest Addition.

          (c) On each Determination Date following the conveyance of a Subsequent Mortgage Loan to the Trustee, funds on deposit in the Capitalized Interest Account in an amount equal to the product of (i) the Principal Balance of such Subsequent Mortgage Loan and (ii) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate and the Class A-6 Pass-Through Rate, and (iii) a fraction, the numerator of which is the number of days from the Subsequent Cut-Off Date to March 1, 1997 and the denominator of which is 360, shall be remitted immediately to the Depositor.

          (d) Upon the earliest of (i) termination of the Trust Fund in accordance with Section 8.1 or (ii) the first Remittance Day following the end of the Funding Period, any amount remaining on deposit in the Capitalized Interest Account after distributions pursuant to Section 6.12(b) above shall be withdrawn by the Trustee and paid to the Depositor.

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

                                ARTICLE VII

                                    Default
                                    -------

          Section 7.1  Events of Default.  (a)  In case one or more of the
                       -----------------
following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Servicer to remit to the Trustee any payment, other than a Servicing Advance, required to be made by the Servicer under the terms of this Agreement which continues unremedied for two days after the date upon which such payment was required to be made;

          (ii) the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

          (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or in the Certificate Insurance Agreement, or the failure of any representation and warranty made pursuant to Section 3.1 to be true and correct which continues unremedied for a period of 30 days (or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, as the case may be, by the Depositor or the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

          (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vii) a Servicer Trigger Event that the Certificate Insurer declares is an Event of Default.

          (b) If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied or waived pursuant to Section 7.3: (1) with respect solely to clause (i) above, if such payment is not made on the second day after the date upon which such payment was required to be made, the Trustee shall give immediate telephonic notice of such failure to a Responsible Officer of the Servicer and to the Certificate Insurer and the Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor Servicer appointed in accordance with Section 7.2, shall immediately make such payment and assume, pursuant to Section 7.2, the duties of a successor Servicer and (2) with respect to clauses (ii), (iii), (iv), (v),
(vi) and (vii) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders and with the prior written consent of the Certificate Insurer, by notice in writing to the Servicer and a Responsible Officer of the Trustee, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer.

          Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.2, pass to and be vested in the Trustee or its designee approved by the Certificate Insurer and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or the Servicer Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer, each Certificateholder and each of the Rating Agencies of the occurrence of an Event of Default.

          (c) Upon the occurrence of a Servicer Trigger Event, the Certificate Insurer may require that an audit of the Servicer's servicing practices be performed, at the expense of the Seller, by a Person selected by the Certificate Insurer. The Servicer shall promptly provide the Certificate Insurer the written results of such audit. If, upon being furnished with the results of such audit, the Certificate Insurer reasonably concludes that the Servicer's servicing practices have not been in compliance with the Accepted Servicing Practices, the Certificate Insurer may declare an Event of Default and may remove the Servicer by giving written notice of such determination to the Seller, the Servicer and the Trustee.

          As used above, "Servicer Trigger Event" means (a) prior to the
                          ----------------------
Distribution Date in January 2002, Total Expected Losses exceed 7.75% of the Maximum Collateral Amount or (b) on and after the Distribution Date in January 2002, Total Expected Losses exceed 12.00% of the Maximum Collateral Amount.

          Section 7.2  Trustee to Act; Appointment of Successor.  (a)  On and
                       ----------------------------------------
after the time the Servicer receives a notice of termination pursuant to Section 7.1, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 5.23, or the Servicer is removed as Servicer pursuant to Article VII, in which event the Trustee shall promptly notify the Certificate Insurer and each of the Rating Agencies, except as otherwise provided in Section 7.1, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any
            --------  -------
actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Servicer set forth in
Section 3.4. The Trustee, as successor servicer, or any other successor servicer shall be obligated to pay Compensating Interest pursuant to Section 6.9 hereof; the Trustee, as successor servicer shall be obligated to make advances pursuant to Section 5.20 unless, and only to the extent the Trustee, as successor servicer or any other successor servicer determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as successor servicer or any other successor servicer delivered to the Certificate Insurer.

          (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

          (c) In the event the Trustee is the successor servicer, it shall be entitled to the Servicing Compensation and other funds pursuant to Section 5.13 hereof as the Servicer if the Servicer had continued to act as servicer hereunder. In the event the Trustee is unable or unwilling to act as successor servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualifying party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale,

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

transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Delinquency Interest Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

          (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Servicer after such removal or resignation shall be held by the Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer and shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed and has assumed the Servicer's responsibilities and obligations hereunder.

          (e) Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in
                       --------  -------
excess of that permitted the Servicer pursuant to Section 5.13, together with other Servicing Compensation. The Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 7.3  Waiver of Defaults.  The Certificate Insurer or the
                       ------------------
Majority Certificateholders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided,
                                                                  --------
however, that the Majority Certificateholders may not waive a default in making
-------
a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each of the Rating Agencies.

          Section 7.4  Mortgage Loans, Trust Fund and Accounts Held for Benefit
                       --------------------------------------------------------
of the Certificate Insurer.  (a)  The Trustee shall hold the Trust Fund and the
--------------------------
Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

          (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

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                                       95

                                  ARTICLE VIII

                                  Termination
                                  -----------

          Section 8.1  Termination.  (a) Subject to Section 8.2, this Agreement
                       -----------
shall terminate upon notice to the Trustee and the Certificate Insurer of either: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the
                                   --------  -------
Trust Fund established by this Agreement terminate later than twenty-one years after the death of the last survivor of the descendants of John D. Rockefeller, alive as of the date hereof.

          (b) In addition, subject to Section 8.2, the holder of a 50.01% Percentage Interest or greater of the Class C Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate this Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class C Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided that such deduction will not cause a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Residual Certificates or the Certificate Insurer exercises such option, plus any unpaid and accrued Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer hereunder or under the Certificate Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy and (ii) unless the Servicer shall have delivered to the Certificate Insurer an Opinion of Counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          (c) If on any Distribution Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in the Certificate Account, the Servicer shall send a final distribution notice promptly to the Certificate Insurer and to each such Certificateholder in accordance with paragraph (d) below.

          (d) Notice of any termination, specifying the Distribution Date upon which the Trust Fund will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to the Certificate Insurer and to each of the Certificateholders identified to the Servicer by the Trustee as the Certificateholders of record as of the most recent Record Date, and shall be mailed during the month of such final distribution before the Servicer Distribution Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. The rights of the Certificate Insurer hereunder shall terminate (i) upon the deposit by the Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above and when the Class A Principal Balance has been reduced to zero and (ii) when the Certificate Insurer has received all amounts owing to it hereunder and under the Certificate Insurance Agreement.

          (e) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to the Residual Certificateholders for payment. Such funds shall remain uninvested.

          Section 8.2  Additional Termination Requirements.  (a)  In the event
                       -----------------------------------
that the Class C Certificateholders, the Servicer or the Certificate Insurer (any of which, an "Exercising Party") exercises its purchase option as provided in Section 8.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 8.2 will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in Section 860F of the Code or (ii) cause such Trust Fund to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date the Trustee shall adopt and the Trustee shall sign, a plan of complete liquidation of the Trust Fund meeting the requirements of a "Qualified Liquidation" under
     Section 860F of the Code and any regulations thereunder;

          (ii) At or after the time of adoption of such a plan of complete liquidation, which plan shall include a description of the method for such liquidation and the price to be conveyed for all of the assets of the Trust Fund at the time of such liquidation, and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Exercising Party for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Class A Certificateholders, the Class A Principal Balance, plus one month's interest thereon at the Class A Pass-Through Rate, (B) to the Certificate Insurer, all amounts due to it hereunder and under the Certificate Insurance Agreement, (C) to the Class B Certificateholders, the Class B Principal Balance and any Class B Accrued Interest then remaining unpaid, (D) to the Class C Certificates, any funds due to such Class C Certificateholders and (E) to the Residual Certificateholders, all of such REMIC's cash on hand after such payment to the Class A, Class B and Class C Certificateholders and the Certificate Insurer, and the Trust Fund shall terminate at such time.

          (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

          Section 8.3  Accounting Upon Termination of Servicer.  Upon
                       ---------------------------------------
termination of the Servicer, the Servicer shall, at its expense:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the Certificate Insurer and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

          (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Servicer" under this Agreement.

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                                       99

                                   ARTICLE IX

                                  The Trustee
                                  -----------

          Section 9.1  Duties of Trustee.  (a)  The Trustee, prior to the
                       -----------------
occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and power vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however,
                                                             --------  -------
that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Seller hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer, notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                                      --------  -------

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or with the consent of the Certificate Insurer, the Class A Certificateholders holding Class A Certificates evidencing Percentage Interests of at least 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to the nonpayment of any amount described in
     Section 7.1(a)), unless a Responsible Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default (except a failure to make a Delinquency Interest Advance);

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties powers and privileges of, the Servicer in accordance with the terms of this Agreement; and

          (vi) Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Trust Fund, the Certificateholders or the Mortgage Loans, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

          Section 9.2  Certain Matters Affecting the Trustee.  (a) Except as
                       -------------------------------------
otherwise provided in Section 9.1:

          (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment
                                    --------  -------
     within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

          (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          (b) Following the Startup Date, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee and the Certificate Insurer shall have received an Opinion of Counsel (at the expense of the Servicer) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances. The Trustee agrees to indemnify the Trust Fund, the Certificate Insurer and the Servicer for any taxes and costs, including any attorney's fees, imposed or incurred by the Trust Fund, the Certificate Insurer or the Servicer as a result of the breach of the Trustee's covenants set forth within this subsection (b).

          Section 9.3  Not Liable for Certificates or Mortgage Loans.  The
                       ----------------------------------------------
recitals contained herein (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

          Section 9.4  Trustee May Own Certificates.  The Trustee in its
                       ----------------------------
individual or any other capacity may become the owner or pledgor of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

          Section 9.5  Payment of Trustee Fees.  The Trustee shall withdraw from
                       -----------------------
the Certificate Account on each Distribution Date and pay to itself the Trustee Fee. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with the acceptance or administration of its trusts hereunder, the Certificate Insurance Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The provisions of this Section
9.5 shall survive the termination of this Agreement and the removal or resignation of the Trustee.

     The Servicer covenants and agrees to indemnify the Trustee and the Certificate Insurer and any director, officer, employee or agent of either against any losses, liabilities, damages, claims or expenses (including reasonable legal fees and such related expenses) that may be sustained by the Trustee in connection with this Agreement and the Certificate Insurance Agreement related to the willful misfeasance, bad faith or negligence in the performance of the Servicer's duties hereunder.

          Section 9.6  Eligibility Requirements for Trustee.  The Trustee
                       -------------------------------------
hereunder shall at all times be (a) a banking association organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least BBB by S&P and Baa3 by Moody's (except as provided herein) or such lower long-term deposit rating as may be approved in writing by the Certificate Insurer, (e) whose short-term deposits rating is rated A-1+ by S&P and P-1 by Moody's, and (f) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.7.

          Section 9.7  Resignation and Removal of the Trustee.  (a)  The Trustee
                       --------------------------------------
may at any time resign and be discharged from the trusts hereby created by giving at least 30 days' prior written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Certificate Insurer may appoint a successor trustee and if the Certificate Insurer fails to appoint a successor trustee, the Servicer shall promptly appoint a successor trustee acceptable to the Certificate Insurer (which acceptance shall not be unreasonably withheld) by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.6 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificate Insurer may appoint a successor trustee and if the Certificate Insurer fails to appoint a successor trustee, the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably delayed, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Seller by the Servicer.

          (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Majority Certificateholders (with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) or the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument or

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

instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer and the Certificate Insurer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.8.

          (e) Upon any termination of, or appointment of any successor to the Trustee hereunder, the Trustee shall promptly transfer all of the Residual Interest (as defined under the Code) of the Trust Fund to the successor Trustee.

          Section 9.8  Successor Trustee.  Any successor trustee appointed as
                       -----------------
provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Seller, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.6. Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register (such Certificate Register shall be provided to the Servicer by the Successor Trustee) and to each of the Rating Agencies. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

          Section 9.9  Merger or Consolidation of Trustee.  Any Person into
                       ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.10  Appointment of Co-Trustee or Separate Trustee.  (a)
                        ---------------------------------------------
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.8 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.11  Retirement of Certificates.  The Trustee shall, upon the
                        ---------------------------
retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer

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

a notice of such retirement, and, upon retirement of the Class A Certificates shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation.

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                                      107

                                   ARTICLE X

                      REMIC Administration and Provisions
                      -----------------------------------

          Section 10.1  REMIC Administration.  (a) The Trust Fund shall elect
                        --------------------
that the Upper-Tier REMIC and the Lower-Tier REMIC shall be treated as REMICs under Section 860D of the Code. Such elections will be made on Form 1066 or other appropriate federal tax or information returns and any appropriate state returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust Fund shall be resolved in a manner that preserves the validity of such REMIC elections.

          (b) The Class A Certificates, the Class B Certificates and the Class C Certificates are hereby designated as "regular interests" with respect to the Upper-Tier REMIC and the Class RU Certificates are hereby designated as the single class of "residual interest" with respect to the Upper-Tier REMIC. The Class LT-1, LT-2, LT-3, LT-4, LT-5, LT-6, LT-7, LT-8 and LT-9 Certificates are hereby designated as "regular interests" with respect to the Lower-Tier REMIC and the Class RL Certificates are hereby designated as the single class of "residual interest" with respect to the Lower-Tier REMIC. The REMIC Administrator shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the Upper-Tier and Lower-Tier REMIC regular interests and the interests represented by the Certificates.

          (c) The beneficial ownership interest of the Lower-Tier REMIC shall be evidenced by the interests (the "Lower-Tier Interests") having the characteristics and terms as follows:


                            Original                     Final
Class          Companion   Principal    Interest      Distribution
Designation     Classes     Balance       Rate            Date
-------------  ---------  ------------  ---------  ------------------
LT-1              A-1     $80,200,000         (1)     May 25, 2003
LT-2              A-2      29,800,000         (1)    March 25, 2005
LT-3              A-3      43,700,000         (1)    April 25, 2007
LT-4              A-4      59,800,000         (1)  September 25, 2009
LT-5              A-5      16,300,000         (1)    April 25, 2010
LT-6              A-6      50,200,000         (1)  February 25, 2018
LT-7               B    $5,118,860.19         (1)  February 25, 2018
LT-8              N/A           2,000         (2)  February 25, 2018
LT-9              N/A           2,000         (3)  February 25, 2018
RL                N/A              (4)        (4)  February 25, 2018

(1)  The Weighted Average Mortgage Interest Rate, less 0.65%.
(2) The Weighted Average of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Pass-Through Rates.
(3)  The Net Weighted Average Coupon Rate.
(4)  The RL Certificate has no principal balance and does not bear interest.

The Lower-Tier Interests LT-1, LT-2, LT-3, LT-4, LT-5, LT-6, LT-7, LT-8 and LT-9 shall be issued as non-certificated interests and recorded on the records of the Lower-Tier REMIC

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

as being issued to and held by the REMIC Administrator on behalf of the Upper-Tier REMIC.

          On each Distribution Date, the Lower Tier Distribution Amount shall be applied as principal and interest of particular Lower Tier Interests, other than the RL Certificate, in amounts corresponding to the aggregate respective amounts required to be applied as principal and interest of their related Companion Classes (as set forth above) and the Class C Certificates pursuant to the priorities set forth in Section 6.5 hereof and with respect to the Lower Tier Interests LT-8 and LT-9,

          (i) the Lower Tier Distribution Amount shall be applied as interest to LT-8 and LT-9 in an amount corresponding to the interest accrued on the class principal balances of such classes at the interest rate for such class as stated above; provided, however, that amounts payable as interest in respect of LT-9 shall be reduced (the "LT-9 Distribution Reduction Amount") when the Lower Tier Subordinated Amount is less than the Lower Tier Required Subordinated Amount by the lesser of (x) the amount of such difference and (y) the Maximum LT-9 Interest Deferral Amount. The LT-9 Distribution Reduction Amount will be applied to proportionately reduce the principal balance of LT-8 in proportion to the amount on such Distribution Date of any Subordination Deficiency Amount; and

          (ii) the remainder of the Lower Tier Distribution Amount shall be applied as principal to LT-8 and LT-9 in the following percentages:

     (a)  50.00% to LT-9; and

     (b) 50.00% to LT-8 provided that the Lower Tier Subordinated Amount is less than or equal to the Lower Tier Required Subordinated Amount. If not, 50.00% divided among LT-8 and LT-9 such that the Lower Tier Subordinated Amount equals the Lower Tier Required Subordinated Amount.

          No distributions will be made on the Class RL Certificate, except that any distribution of the proceeds of the final remaining assets of the Lower-Tier REMIC shall be distributed to the Holder thereof upon presentation and surrender of the Class RL Certificate.

          (d) The Closing Date is hereby designated as the Startup Date of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (e) The REMIC Administrator shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but nor limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein;

provided, however, that if such audit resulted from the negligence of the
--------  -------
Servicer or the Depositor, then the Servicer or the Depositor, as the case may be, shall pay such expenses. The REMIC Administrator, as agent for the tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust

Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest in the Residual Certificates of the related REMIC from time to time is hereby designated as Tax Matters Person with respect to the Trust Fund and hereby irrevocably appoints and authorizes the Trustee to act its agent to perform the duties of the Tax Matters Person with respect to the Trust Fund. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Residual Certificate hereby irrevocably appoints and authorizes the REMIC Administrator to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund.

          (f) The REMIC Administrator shall prepare or cause to be prepared, and the Trustee shall sign and file all of the Tax Returns in respect of the Trust Fund created hereunder, other than Tax Returns required to be filed by the Servicer pursuant to Section 5.24. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

          (g) The REMIC Administrator shall perform on behalf of the Trust Fund all reporting and other compliance duties that are the responsibility of the Trust Fund under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the REMIC Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Disqualified Organization, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. In addition, the Depositor shall provide or cause to be provided to the REMIC Administrator, within ten
(10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (h) The REMIC Administrator shall take such action and shall cause the Trust Fund created hereunder to take such action as shall be necessary to create or maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC under the REMIC Provisions (and the Servicer shall assist it, to the extent reasonably requested by the REMIC Administrator). Neither the Trustee nor the REMIC Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Upper-Tier REMIC or the Lower-Tier REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code) (any such event, an "Adverse REMIC Event") unless the REMIC Administrator and the Certificate Insurer received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC or the Lower-Tier REMIC, endanger such status or result in an Adverse REMIC Event. The Servicer shall not take or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the REMIC Administrator) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action which is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Certificate Insurer and with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Upper-Tier REMIC or the Lower-Tier REMIC, and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the REMIC Administrator or the Certificate Insurer has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the REMIC Administrator). At all times as may be required by the Code, the REMIC Administrator and the Trustee will ensure that substantially all of the assets of the Trust Fund will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (i) In the event that any tax is imposed on "prohibited transactions" of the Upper-Tier REMIC or the Lower-Tier REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Upper-Tier REMIC or the Lower-Tier REMIC as defined in Section 860G(c) of the Code, on any contributions to the Upper-Tier REMIC or the Lower-Tier REMIC after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the REMIC Administrator pursuant to Section
10.3 hereof, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X, (ii) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IX or this
Article X, (iii) to the Servicer pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article V or this Article X, or otherwise (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

          (j) On or before April 15 of each calendar year, commencing April 15, 1997, the REMIC Administrator shall deliver to the Servicer, the Certificate Insurer and each Rating Agency a Certificate from a Responsible Officer of the REMIC Administrator stating the REMIC Administrator's compliance with this
Article X.

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

          (k) The Servicer and the REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to the Upper-Tier REMIC or the Lower-Tier REMIC on a calendar year and on an accrual basis.

          (l) Neither the Trustee nor the REMIC Administrator shall accept any contributions of assets to the Trust Fund unless it and the Certificate Insurer shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee or the REMIC Administrator) to the effect that the inclusion of such assets in the Trust Fund will not cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Neither the REMIC Administrator nor the Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit either the Upper-Tier REMIC or the Lower-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (n) Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the certificate principal balances of each Class of Certificates representing a regular interest in the Trust Fund would be reduced to zero is September 25, 2012, which is the Distribution Date one year following the latest scheduled maturity of any Mortgage Loan.

          (o) Upon filing with the Internal Revenue Service, the REMIC Administrator shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters:

          (A) the original projected principal and interest cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (B) the projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (C) the Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (D) the original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

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

          (E) the treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (F)  the amount and timing of any non-interest expenses of the REMIC;
     and

          (G) any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

          Section 10.2  Prohibited Transactions and Activities.  Neither the
                        --------------------------------------
Depositor, the Servicer, the REMIC Administrator nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article VIII of this Agreement, or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Certificate Accounts for gain, nor accept any contributions to the Trust Fund after the Closing Date unless it and the Certificate Insurer has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition but in no event shall such Opinion of Counsel be an expense of the Trustee or the REMIC Administrator) that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or (b) cause the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          Section 10.3  Servicer, Trustee and REMIC Administrator
                        -----------------------------------------
Indemnification.  (a)  The Trustee agrees to indemnify the Trust Fund, the
---------------
Certificate Insurer, the Depositor and the Servicer for any taxes and costs (including, without limitation, any reasonably attorneys' fees) including without limitation, any reasonable attorneys' fees imposed on or incurred by the Upper-Tier REMIC, the Lower Tier REMIC, the Certificate Insurer, the Depositor, the Servicer or the REMIC Administrator, as a result of a breach of the Trustee's covenants set forth in this Article X.

          (b) The Servicer agrees to indemnify the Trust Fund, the Certificate Insurer, the Depositor, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Upper-Tier REMIC, the Lower-Tier REMIC, the Certificate Insurer, the Depositor, the REMIC Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in this Article X or in
Article V with respect to compliance with the REMIC Provisions, including, without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer pursuant to Section 5.24 that contain errors or omissions.

          (c) The REMIC Administrator agrees to indemnify the Trust Fund, the Certificate Insurer, the Depositor, the Servicer and the Trustee for any taxes and costs

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

(including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Upper-Tier REMIC, the Lower-Tier REMIC, the Certificate Insurer, the Depositor, the Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including, without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator pursuant to this Article X that contain errors or omissions.

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                                      114

                                   ARTICLE XI

                            Miscellaneous Provisions
                            ------------------------

          Section 11.1  Limitation on Liability of the Depositor and the
                        ------------------------------------------------
Servicer.  Neither the Depositor nor the Servicer nor any of the directors,
--------
officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust, the Certificateholders or the Certificate Insurer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however,
                                                             --------  -------
that this provision shall not protect the Depositor or the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind which, prima
                                                                       -----
facie, is properly executed and submitted by any appropriate Person respecting
-----
any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, with respect to the Servicer, other than any loss, liability or expense related to Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Servicer's obligations under this Agreement, with respect to the Depositor, the Seller, or Servicer, as the case may be, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor, nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the
                                                    --------  -------
Depositor, or the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In the event the Depositor or the Servicer take any action as described in the preceding sentence, the legal expenses and costs of such action, if previously approved by the Certificate Insurer, which approval shall not be unreasonably withheld, and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds in the Collection Account.

          Section 11.2  Acts of Certificateholders; Certificateholders' Rights.
                        -------------------------------------------------------
(a) Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders (with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld) or the Certificate Insurer agrees to take such action or give such consent or approval.

          (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof or thereof.

          Section 11.3  Amendment.  (a)  This Agreement may be amended from time
                        ---------
to time by the Servicer, the Depositor and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be unreasonably withheld), without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided,
                                                                       --------
however, that such action shall not, as evidenced by an Opinion of Counsel, at
-------
the expense of the party requesting the change, but in no event an expense of the Trustee, delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder; and

provided, further, that no such amendment shall reduce in any manner the amount
--------  -------
of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to Moody's and S&P of any amendment made pursuant to this Section 11.3 and shall promptly send copies of any such amendment to Moody's and S&P.

          (b) This Agreement may be amended from time to time by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders unless such consent would adversely affect the interests of the Certificate Insurer), the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless
                --------  -------
the Trustee and the Certificate Insurer receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or cause a tax to be imposed on such Upper-Tier REMIC or Lower-Tier REMIC; and

provided, further, that no such amendment shall reduce in any manner the amount
--------  -------
of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of Certificates affected thereby.

          (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          Section 11.4  Recordation of Agreement.  To the extent permitted by
                        ------------------------
applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

          Section 11.5  Duration of Agreement.  This Agreement shall continue in
                        ---------------------
existence and effect until terminated as herein provided.

          Section 11.6  Notices.  All demands, notices and communications
                        -------
hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Depositor, CS First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, Attention: Nita
S. Cherry, Asset Finance Group, (ii) in the case of the Servicer, Advanta Mortgage Corp. USA, 16875 West Bernardo Drive, San Diego, California 92127,
Attention: Senior Vice President Loan Servicing, (iii) in the case of the Seller, T.A.R. Preferred Mortgage Corporation, 19782 MacArthur, Suite 260, Irvine, California 92715, Attention: Walter Villaume, President, with an additional copy of such notice simultaneously delivered to the Servicer, (iv) in the case of the Trustee, Bankers Trust Company, 3 Park Plaza, 16th Floor, Irvine, California 92714, Attention: Preferred Mortgage Asset-Backed Certificates Series 1996-2, (v) in the case of the Certificateholders, as set forth in the Certificate Register, (vi) in the case of Moody's, 99 Church Street, New York, New York 10007 Attention: Home Equity Monitoring Department,
(vii) in the case of S&P, 26 Broadway, New York, New York 10004 Attention:
Residential Mortgage Surveillance Group, (viii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management - SF, (ix) in the case of the Fiscal Agent, to State Street Bank and Trust Company, 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency (or such other address as the Fiscal Agent shall specify to the Trustee in writing) and
(x) in the case of the Underwriter, CS First Boston Corporation, 11 Madison Avenue, New York, New York 10010. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

          The parties hereto without the consent of the Owners, but with the consent of the Certificate Insurer may agree in writing that the notices and reports required hereunder may be provided or delivered via electronic, computer or by any other means acceptable to the parties hereunder and the Certificate Insurer.

          Section 11.7  Severability of Provisions.  If any one or more of the
                        --------------------------
covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

          Section 11.8  No Partnership.  Nothing herein contained shall be
                        --------------
deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

          Section 11.9  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

          Section 11.10  Successors and Assigns.  This Agreement shall inure to
                         ----------------------
the benefit of and be binding upon the parties hereto and the Certificateholders and their respective successors and permitted assigns.

          Section 11.11  Headings.  The headings of the various sections of this
                         --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

          Section 11.12  The Certificate Insurer Default.  Any right conferred
                         -------------------------------
to the Certificate Insurer shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer is no longer obligated under the Policy, the Certificate Insurer's rights hereunder shall terminate.

          Section 11.13  Third Party Beneficiary.  The parties agree that the
                         -----------------------
Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

          Section 11.14  Intent of the Parties.  It is the intent of the
                         ---------------------
Depositor and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

          Section 11.15  GOVERNING LAW CONSENT TO JURISDICTION; WAIVER OF JURY
                         -----------------------------------------------------
TRIAL.  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
-----
WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          (b) THE SERVICER, THE DEPOSITOR, THE SELLER AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11.6 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR, THE SERVICER, THE SELLER AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION
                                         --------------------
TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) THE DEPOSITOR, THE SERVICER, THE SELLER AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

                              [End of Agreement.]

   IN WITNESS WHEREOF, the Servicer, the Trustee, the Seller and the Depositor
    have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.



                              CS FIRST BOSTON MORTGAGE SECURITIES
                                CORP., as Depositor



                              By:       /s/ Joy Margolies
                                 _______________________________________________
                                 Name:   Joy Margolies
                                 Title:    Vice President


                              T.A.R. PREFERRED MORTGAGE
                                CORPORATION, as Seller



                              By:       /s/ Todd A. Rodriguez
                                 _______________________________________________
                                 Name:   Todd A. Rodriquez
                                 Title:    Chief Executive Officer


                              ADVANTA MORTGAGE CORP. USA,
                                as Servicer



                              By:       /s/ William P. Garland
                                 _______________________________________________
                                 Name:   William P. Garland
                                 Title:     Senior Vice President


                              BANKERS TRUST COMPANY, as Trustee



                              By:       /s/ Jennifer Cunningham
                                 _______________________________________________
                                 Name:   Jennifer Cunningham
                                 Title:     Vice President


                       [Pooling and Servicing Agreement]

                                  EXHIBIT B-1
                         FORM OF CLASS A-1 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


Class A-1                     No. 1

Cut-off Date:                 Class A-1 Pass-Through Rate:
December 1, 1996              6.43%

                              Denomination:
                              $80,200,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-1
                              Certificates:
                              $80,200,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    May 26, 2003

                              CUSIP:  126342 FG4

                        PREFERRED MORTGAGE ASSET-BACKED
                     CERTIFICATES, SERIES 1996-2, CLASS A-1
                     --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-1 Certificateholder having an initial aggregate Class A-1 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-1 Distribution Amount to be distributed with respect to the Class A-1 Certificates. The Maturity Date of this Certificate is May 26, 2003.

          Each Certificateholder of record of a Class A-1 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-1 Certificate by $80,200,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                              By:______________________________
                              Name:
                              Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                  By:_______________________________
                                      Signature

                                  EXHIBIT B-2
                         FORM OF CLASS A-2 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

Class A-2                     No. 1

Cut-off Date:                 Class A-2 Pass-Through Rate:
December 1, 1996              6.32%

                              Denomination:
                              $29,800,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-2
                              Certificates:
                              $29,800,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    March 25, 2005

                              CUSIP:  126342 FH2


                        PREFERRED MORTGAGE ASSET-BACKED
                     CERTIFICATES, SERIES 1996-2, CLASS A-2
                     --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-2 Certificateholder having an initial aggregate Class A-2 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-2 Distribution Amount to be distributed with respect to the Class A-2 Certificates. The Maturity Date of this Certificate is March 25, 2005.

          Each Certificateholder of record of a Class A-2 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-2 Certificate by $29,800,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                          By:_____________________________
                             Name:
                             Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:_____________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:____________________________
                                    Signature

                                  EXHIBIT B-3
                         FORM OF CLASS A-3 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


Class A-3                     No. 1

Cut-off Date:                 Class A-3 Pass-Through Rate:
December 1, 1996              6.39%

                              Denomination:
                              $43,700,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-3
                              Certificates:
                              $43,700,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    April 25, 2007

                              CUSIP:  126342 FJ8


                        PREFERRED MORTGAGE ASSET-BACKED
                     CERTIFICATES, SERIES 1996-2, CLASS A-3
                     --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-3 Certificateholder having an initial aggregate Class A-3 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-3 Distribution Amount to be distributed with respect to the Class A-3 Certificates. The Maturity Date of this Certificate is April 25, 2007.

          Each Certificateholder of record of a Class A-3 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-3 Certificate by $43,700,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                          By:_________________________________
                             Name:
                             Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:_____________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                               By:______________________________
                                  Signature

                                  EXHIBIT B-4
                         FORM OF CLASS A-4 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


Class A-4                     No. 1
Cut-off Date:                 Class A-4 Pass-Through Rate:
December 1, 1996              6.62%

                              Denomination:
                              $59,800,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-4
                              Certificates:
                              $59,800,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    September 25, 2009

                              CUSIP:  126342 FK5

                        PREFERRED MORTGAGE ASSET-BACKED
                    CERTIFICATES, SERIES 1996-2, CLASS A-4
                    --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-4 Certificateholder having an initial aggregate Class A-4 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-4 Distribution Amount to be distributed with respect to the Class A-4 Certificates. The Maturity Date of this Certificate is September 25, 2009.

          Each Certificateholder of record of a Class A-4 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-4 Certificate by $59,800,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                          By:___________________________________
                             Name:
                             Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:______________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                  By:_______________________________
                                     Signature

                                  EXHIBIT B-5
                         FORM OF CLASS A-5 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


Class A-5                     No. 1

Cut-off Date:                 Class A-5 Pass-Through Rate:
December 1, 1996              6.96%

                              Denomination:
                              $16,300,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-5
                              Certificates:
                              $16,300,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    April 26, 2010

                              CUSIP:  126342 FL3

                        PREFERRED MORTGAGE ASSET-BACKED
                     CERTIFICATES, SERIES 1996-2, CLASS A-5
                     --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-5 Certificateholder having an initial aggregate Class A-5 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-5 Distribution Amount to be distributed with respect to the Class A-5 Certificates. The Maturity Date of this Certificate is April 26, 2010.

          Each Certificateholder of record of a Class A-5 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-5 Certificate by $16,300,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                          By:________________________________
                             Name:
                             Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:_______________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:_______________________________
                                    Signature

                                  EXHIBIT B-6
                         FORM OF CLASS A-6 CERTIFICATE
                         -----------------------------

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

          NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


Class A-6                     No. 1

Cut-off Date:                 Class A-6 Pass-Through Rate:
December 1, 1996              7.18%

                              Denomination:
                              $50,200,000

First Remittance Date:        Aggregate Denomination of
January 28, 1997              All
                              Class A-6
                              Certificates:
                              $50,200,000
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    February 26, 2018

                              CUSIP:  126342 FM1


                        PREFERRED MORTGAGE ASSET-BACKED
                     CERTIFICATES, SERIES 1996-2, CLASS A-6
                     --------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Cede & Co. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided herein) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement (as defined herein) and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of
                          -------------------------------
December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corp., as seller (the "Seller"),
      ---------                                                     ------
Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust
                                              --------
Company, as trustee (the "Trustee").  This Certificate is one of the
                          -------
Certificates described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          Issued under the Pooling and Servicing Agreement are Certificates designated as Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class B (the "Class B

Certificates"), Class C (the "Class C Certificates"), and Class RL and Class RU (the "Residual Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Class A Certificates"), the Class B Certificates, the Class C Certificates and the Residual Certificates are collectively referred to herein as the "Certificates."

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check (or, if such Class A-6 Certificateholder having an initial aggregate Class A-6 Principal Balance of at least $1,000,000 and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 5 days prior to such Record Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class A-6 Distribution Amount to be distributed with respect to the Class A-6 Certificates. The Maturity Date of this Certificate is February 26, 2018.

          Each Certificateholder of record of a Class A-6 Certificate will be entitled to receive such Certificateholder's Percentage Interest in the amounts distributed on such Remittance Date to the Certificateholders of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-6 Certificate by $50,200,000.

          The Class A Certificates have been tranched into six "sequential pay" Classes, such that the Class A-6 Certificates are entitled to receive no principal distributions until the Class A-5 Principal Balance has been reduced to zero, the Class A-5 Certificates are entitled to receive no principal distributions until the Class A-4 Principal Balance has been reduced to zero, the Class A-4 Certificates are entitled to receive no principal distributions until the Class A-3 Principal Balance has been reduced to zero, the Class A-3 Certificates are entitled to receive no principal distributions until the Class A-2 Principal Balance has been reduced to zero and the Class A-2 Certificates are entitled to receive no principal distributions until the Class A-1 Principal Balance has been reduced to zero.

          Pursuant to the Certificate Insurance Policy, the Certificate Insurer is required, to the extent of any insufficiency in Available Funds, to make Insured Payments available to the Trustee necessary to distribute the full amount of the Insured Distribution Amount on each Remittance Date.

          Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Class A Certificateholders, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement to the Class A Certificateholders any portion thereof to which such Certificateholders may be entitled.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and

Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class A Certificates are issuable only as registered Certificates in denominations of $1,000,000.00 original principal amount and integral multiples of $1,000.00. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A Certificates are exchangeable for new Class A Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly authenticated by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                          BANKERS TRUST COMPANY,
                            as Trustee


                          By:_____________________________
                              Name:
                              Title:



Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee


By:_____________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the attached Preferred Mortgage Asset-Backed Series 1996-2 Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:_______________________________
                                    Signature

                                  EXHIBIT B-7
                          FORM OF CLASS B CERTIFICATE
                          ---------------------------

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF
                                         --------
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFITS PLANS (AS DEFINED IN
SECTION 3(3) OF ERISA) SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) PLANS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS, OR (C) ANY ENTITIES WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH A PLAN'S INVESTMENT IN SUCH ENTITIES.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


Class B (Subordinate)         No. 1

Cut-off Date:                 Denomination:
December 1, 1996              100% Percentage Interest

First Remittance Date:        Aggregate Denomination of
January 28, 1997              all
                              Class B Certificates:
                              100% Percentage Interest
Servicer:                     Maturity Date:
Advanta Mortgage Corp. USA    February 26, 2018

                 PREFERRED MORTGAGE ASSET-BACKED CERTIFICATES,
                     SERIES 1996-2, CLASS B (SUBORDINATE)
                 --------------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Preferred Mortgage SPC Funding Corp. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided in the Pooling and Servicing Agreement) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The
                                                            ----------
Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the

"the Pooling and Servicing Agreement"), dated as of December 1, 1996, among CS
------------------------------------
First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R.
                                                           ---------
Preferred Mortgage Corp., as seller (the "Seller"), Advanta Mortgage Corp. USA,
                                          ------
as servicer (the "Servicer"), and Bankers Trust Company, as trustee (the
                  --------
"Trustee").  This Certificate is one of the Certificates described in the
--------
Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check to the registered Certificateholder at the address appearing on the Certificate Register as of the last Business Day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the holders of Class B Certificates on such Remittance Date. The Maturity Date of this Certificate is February 26, 2018.

          No transfer of this Class B Certificate, or any interest therein shall be made to any (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include assets of a plan described in
(a) or (b) above by reason of such a plan's investment in such entities (each a "Plan"). The Certificateholder, by its acceptance of this Certificate,
 ----
represents and warrants it is not a Plan.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that none of the Depositor, the Seller, the Servicer or the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying

Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in the compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest of greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at is sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and
(y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) aggregate amounts of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate,
(iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the

"Termination Price").  Any such purchase shall be accomplished by deposit into
------------------
the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                                    -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class B Certificates are made issuable only as registered Certificates in a minimum Percentage Interest of 10% and integral multiples of 0.01% in excess thereof. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Class B Certificates are exchangeable for new Class B Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  December 17, 1996

                     BANKERS TRUST COMPANY, as Trustee


                     By:______________________________________
                        Name:
                        Title:

Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee



By:___________________________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Preferred Mortgage Asset-Backed Certificate, Series 1996-2 and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:_______________________________
                                     Signature

                                  EXHIBIT B-8
                          FORM OF CLASS C CERTIFICATE
                          ---------------------------

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLANS (AS DEFINED IN
SECTION 3(3) OF ERISA) SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) PLANS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS, OR (C) ANY ENTITIES WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH A PLAN'S INVESTMENT IN SUCH ENTITIES.

          THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class C                       No. 1
(Subordinate)

Cut-off Date:                 Denomination:  100% Percentage
December 1, 1996              Interest


First Remittance Date:
January 28, 1997

Servicer:                     Aggregate Denomination of All
Advanta Mortgage Corp. USA    Class C Certificates:  100%
                              Percentage Interest

                              Maturity Date:
                              February 26, 2018

                 PREFERRED MORTGAGE ASSET-BACKED CERTIFICATES,
                      SERIES 1996-2, CLASS C (SUBORDINATE)
                      ------------------------------------


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Preferred Mortgage SPC Funding Corp. is the registered owner of a fractional interest in the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided in the Pooling and Servicing Agreement) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996,
                -------------------------------
among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
                                                                    ---------
T.A.R. Preferred Mortgage Corp., as seller (the "Seller"), Advanta Mortgage
                                                 ------
Corp. USA, as servicer (the "Servicer"), and Bankers Trust Company, as trustee
                             --------
(the "Trustee").  This Certificate is one of the Certificates described in the
      -------
Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business

Day) (the "Remittance Date") of each calendar month commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Certificateholder's Percentage Interest of the portion of the Class C Distribution Amount. The Maturity Date of this Certificate is February 18, 2026.

          No transfer of this Class C Certificate or any interest therein shall be made to any (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include assets of a plan described in
(a) or (b) above by reason of such a plan's investment in such entities (each a "Plan"). The Certificateholder, by its acceptance of this Certificate, represents and warrants it is not a Plan.

          The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate

Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and (y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                      -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class C Certificates are issuable only as registered Certificates in a minimum Percentage Interest of 10% and integral multiples of 0.01% in excess thereof. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of the Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                     BANKERS TRUST COMPANY,
                      as Trustee


                     By:________________________________________
                        Name:
                        Title:



Trustee Authentication

BANKERS TRUST COMPANY,
 as Trustee

By:_______________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Preferred Mortgage Asset-Backed Certificate, Series 1996-2 and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:_________________________________
                                    Signature

                                  EXHIBIT B-9
                          FORM OF CLASS RL CERTIFICATE
                          ----------------------------

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLANS (AS DEFINED IN
SECTION 3(3) OF ERISA) SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) PLANS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS, OR (C) ANY ENTITIES WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH A PLAN'S INVESTMENT IN SUCH ENTITIES.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION
4.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class RL                  No. 1
(Subordinate)

Cut-off Date:             Percentage Interest:  100%
December 1, 1996
First Remittance Date:    Maturity Date:
January 28, 1997          February 26, 2018


                        PREFERRED MORTGAGE ASSET-BACKED
                 CERTIFICATE SERIES 1996-2, CLASS RL INTEREST
                 --------------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Preferred Mortgage SPC Funding Corp. is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided in the Pooling and Servicing Agreement) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust Fund"). The Trust Fund has been created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996,
                -------------------------------
among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
                                                                    ---------
T.A.R. Preferred Mortgage Corp., as seller (the "Seller"), Advanta Mortgage
                                                 ------
Corp. USA, as servicer (the "Servicer"), and Bankers Trust Company, as trustee
                             --------
(the "Trustee").  This Class RL Certificate is one of the Class RL Certificates
      -------
described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Class RL Certificate the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Agreement has not been terminated, by check to the registered Class RL Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the Percentage Interest specified above in all amounts available to be distributed with respect to the Class RL Certificates on such Remittance Date. Pursuant to the Pooling and Servicing Agreement, only miscellaneous amounts may be so distributed.

          The Class RL Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class RL Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class RL Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          No transfer of this Class RL Certificate or any interest therein shall be made to any (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans,
(c) any entities whose underlying assets include assets of a plan described in
(a) or (b) above by reason of such a plan's investment in such entities (each a "Plan"). The Certificateholder, by its acceptance of this Certificate, represents and warrants it is not a Plan.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest or greater of the Class RL Certificates or the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at its sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and (y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and (y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                             -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the Percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like

Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class RL Certificates are issuable only as registered Certificates in a minimum Percentage Interest of 10% and integral multiples of 0.01% in excess thereof. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class RL Certificates are exchangeable for new Class RL Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Class RL Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Class RL Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Class RL Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class RL Certificates evidencing the same aggregate amount of Class RL Certificates will be issued to the designated transferee or transferees.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Class RL Certificate is exchangeable for new Class RL Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Class RL Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          The holder of this Class RL Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Lower-Tier REMIC held by the Trust Fund for its first taxable year shall provide that the Lower-Tier REMIC held by the Trust Fund elects to be treated as a "real estate mortgage investment conduit" (a "REMIC")
                                                                        -----
under the Code for such taxable year and all subsequent taxable years. The Class RL Certificates shall be the "residual interest" in the REMIC. In addition, the holder of this Class RL Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust Fund, and (ii) agrees to cooperate with the Depositor in connection with examinations of the Trust Fund's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in Section 4.02 and Article 10 of the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996


                     BANKERS TRUST COMPANY,
                      as Trustee


                     By:_________________________________
                        Name:
                        Title:



Trustee Authentication

BANKERS TRUST COMPANY,
 as Trustee

By:____________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Preferred Mortgage Asset-Backed Certificate, Series 1996-2 and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:____________________________
                                    Signature

                                  EXHIBIT B-10
                          FORM OF CLASS RU CERTIFICATE
                          ----------------------------

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF
                                         --------
ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE WITH THE ASSETS OF ANY (A) EMPLOYEE BENEFITS PLANS (AS DEFINED IN
SECTION 3(3) OF ERISA) SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (B) PLANS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS, OR (C) ANY ENTITIES WHOSE UNDERLYING ASSETS INCLUDE ASSETS OF A PLAN DESCRIBED IN (A) OR (B) ABOVE BY REASON OF SUCH A PLAN'S INVESTMENT IN SUCH ENTITIES.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION
4.02 OF SUCH POOLING AND SERVICING AGREEMENT.

Class RU                  No. 1
(Subordinate)

Cut-off Date:             Percentage Interest:  100%
December 1, 1996
First Remittance Date:    Maturity Date:
January 28, 1997          February 26, 2018

                        PREFERRED MORTGAGE ASSET-BACKED
                  CERTIFICATE SERIES 1996-2, CLASS RU INTEREST
                  --------------------------------------------

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE DEPOSITOR, THE SELLER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

          This certifies that Preferred Mortgage SPC Funding Corp. is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of the Trust Fund (as defined below) relating to the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, which consists of (a) such Mortgage Loans as from time to time are subject to the Pooling and Servicing Agreement (as defined below), together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof on and after the Cut-Off Date (other than Monthly Payments due on each Mortgage Loan up to and including any Due Date prior to the Cut-Off Date), (b) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, (c) amounts (including Permitted Investments as may be held from time to time, except as otherwise provided in the Pooling and Servicing Agreement) on deposit in each Account, (d) the Trustee's rights with respect to the Mortgage Loans under the Certificate Insurance Policy and all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds, (g) amounts (including Permitted Investments as may be held from time to time) on deposit in the Capitalized Interest Account and the Pre-Funding Account, (h) all of the income, payments and proceeds of each of the foregoing, except to the extent provided in the Pooling and Servicing Agreement and (i) the rights and remedies of the Trustee against any representation or warranty made to the Trustee hereby (the "Trust
                                                                        -----
Fund").  The Trust Fund has been created pursuant to a Pooling and Servicing
----
Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996,
                -------------------------------
among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"),
                                                                    ---------
T.A.R. Preferred Mortgage Corp., as seller (the "Seller"), Advanta Mortgage
                                                 ------
Corp. USA, as servicer (the "Servicer"), and Bankers Trust Company, as trustee
                             --------
(the "Trustee").  This Class RU Certificate is one of the Class RU Certificates
      -------
described in the Pooling and Servicing Agreement and is issued pursuant and subject to the Pooling and Servicing Agreement. By acceptance of this Class RU Certificate the holder assents to and becomes bound by the Pooling and Servicing Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          The Pooling and Servicing Agreement contemplates, subject to its terms, payment on the twenty-fifth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Remittance Date") of each calendar month
                                        ---------------
commencing in January 1997, so long as the Pooling and Servicing Agreement has not been terminated, by check to the registered Class RU Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Remittance Date, in an amount equal to the

Percentage Interest specified above in all amounts available to be distributed with respect to the Class RU Certificates on such Remittance Date. Pursuant to the Pooling and Servicing Agreement, only miscellaneous amounts may be so distributed.

          The Class RU Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class RU Certificateholder as provided in the Pooling and Servicing Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class RU Certificateholder for any amounts payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Pooling and Servicing Agreement.

          No transfer of this Class RU Certificate, or any interest therein shall be made to any (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) plans described in
Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include assets of a plan described in (a) or (b) above by reason of such a plan's investment in such entities (each a "Plan"). The Certificateholder, by its acceptance of this
                  ----
Certificate, represents and warrants it is not a Plan.

          The Trustee is required to duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Certificateholder shall be considered as having been paid by the Trustee to such Certificateholder for all purposes of the Pooling and Servicing Agreement.

          The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

          This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Depositor, the Seller, the Servicer, the Trustee or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

          No Certificateholder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in the compliance with the terms hereof.

          Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Certificateholder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Certificateholder.

          Subject to the terms of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon notice to the Trustee and the Certificate Insurer of either:
(i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Delinquency Interest Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing.

          The Pooling and Servicing Agreement additionally provides that the holder of a 50.01% Percentage Interest of greater of the Class RL Certificates of the Servicer (or the Certificate Insurer, if the Servicer fails to exercise such option) may, at its option and at is sole cost and expense, terminate the Pooling and Servicing Agreement on any date on which the related Pool Principal Balance is less than 10% of the Maximum Collateral Amount (if the holders of the Class RL Certificates exercise this option) or is less than 5% of the Maximum Collateral Amount (if the Servicer or the Certificate Insurer exercises this option), of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the greater of (x) 100% of the Principal Balance of each Outstanding Mortgage Loan and each REO Property and (y) the fair market value (disregarding accrued interest) of the Mortgage Loans and REO Properties, determined as the average of three written bids (copies of which are to be delivered to the Trustee and the Certificate Insurer by the Servicer and the reasonable cost of which may be deducted from the final purchase price provided such deduction shall not result in a draw on the Certificate Insurance Policy) made by nationally recognized dealers acceptable to the Certificate Insurer and based on a valuation process which would be used to value comparable mortgage loans and REO property, (ii) the greater of (x) aggregate amounts of accrued and unpaid interest on the Mortgage Loans through the related Collection Period and
(y) 30 days' accrued interest thereon at a rate equal to the Mortgage Interest Rate, (iii) and in the event the Holders of the Class RL Certificates or the Certificate Insurer exercises such option, plus any accrued and unpaid Servicing Fees or in the event the Servicer exercises such option, net of the Servicing Fee, and (iv) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement or under the Insurance Agreement (the "Termination Price"). Any such purchase shall be accomplished by deposit into
------------------
the related Certificate Account of the Termination Price. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Servicer shall have delivered to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq., as amended.
                                                    -- ---

          The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder in the manner set forth therein.

          The Certificateholders of a majority of the percentage Interests represented by the Class A Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right, with the consent of the Certificate Insurer, to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register, and thereupon one or more new Certificates of like Class, tenor and a like

Percentage Interest will be issued to the designated transferee or transferees.

          The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

          The Class RU Certificates are made issuable only as registered Certificates in a minimum Percentage Interest of 10% and integral multiples of 0.01% in excess thereof. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Class RU Certificates are exchangeable for new Class RU Certificates of authorized denominations evidencing the same aggregate principal amount.

          The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

          This Class RU Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee.

          As provided in the Pooling and Servicing Agreement and subject to the limitations set forth therein, the transfer of this Class RU Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Class RU Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Class RU Certificates evidencing the same aggregate amount of Class RU Certificates will be issued to the designated transferee or transferees.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Class RU Certificate is exchangeable for new Class RU Certificates of authorized denominations evidencing the same aggregate Percentage Interest as requested by the holder surrendering the same.

          The Depositor, the Servicer, the Seller and the Trustee and any agent of any of them may treat the person in whose name this Class RU Certificate is registered as the owner hereof for all purposes, and none of them nor any such agent shall be affected by any notice to the contrary.

          The holder of this Class RU Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Upper-Tier REMIC held by the Trust Fund for its first taxable year shall provide that the Upper-Tier REMIC held by the Trust Fund elects to be treated as a "real estate mortgage investment conduit" (a "REMIC")
                                                                        -----
under the Code for such taxable year and all subsequent taxable years. The Class RU Certificates shall be the "residual interest" in the REMIC. In addition, the holder of this Class RU Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust Fund, and (ii) agrees to cooperate with the Depositor in connection with examinations of the Trust Fund's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in Section 4.02 and Article 10 of the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.


Dated:  December 17, 1996

                     BANKERS TRUST COMPANY, as Trustee


                     By:_____________________________________
                        Name:
                        Title:


Trustee Authentication

BANKERS TRUST COMPANY,
  as Trustee



By:___________________
   Name:
   Title:

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Preferred Mortgage Asset-Backed Certificate, Series 1996-2 and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.


Dated:
                                 By:___________________________
                                    Signature

                                   EXHIBIT C

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                                   EXHIBIT D

                      TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT
                      -----------------------------------


                     [Date]


CS First Boston Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

T.A.R. Preferred Mortgage Corporation
19782 MacArthur, Suite 260
Irvine, California  92715

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California  92127

MBIA Insurance Corporation
113 King Street
Armonk, New York  10564

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996, among CS First Boston Mortgage Securities Corp., as Depositor, T.A.R. Preferred Mortgage Corporation, as Seller, Advanta Mortgage Corp. USA, as Servicer, and Bankers Trust Company, as Trustee, Preferred Mortgage Asset-Backed Certificates, Series 1996-2.

Ladies and Gentlemen:

          In accordance with Section 2.4 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies: (1) except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the original Mortgage Note (item (i) in Section 2.3(a)) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and each Mortgage Note appears to bear original signatures, and (2) it has received the Certificate Insurance Policy.

          The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                              BANKERS TRUST COMPANY, as
                              Trustee


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                   EXHIBIT E

                        INITIAL CERTIFICATION OF TRUSTEE
                        --------------------------------


                                December 17, 1996


CS First Boston Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

T.A.R. Preferred Mortgage Corporation
19782 MacArthur, Suite 260
Irvine, California  92715

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California  92127

MBIA Insurance Corporation
113 King Street
Armonk, New York  10564

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996 among CS First Boston Mortgage Securities Corp., as Depositor, T.A.R. Preferred Mortgage Corporation, as Seller, Advanta Mortgage Corp. USA, as Servicer, and Bankers Trust Company, as Trustee, Preferred Mortgage Asset-Backed Certificates, Series 1996-2.

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.4 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to
Section 2.3 of the Pooling and Servicing Agreement and has determined that (i) all Mortgages Notes required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession and (ii) such Mortgage Notes have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                     BANKERS TRUST COMPANY, as Trustee


                     By:______________________________
                        Name:
                        Title:

                                   EXHIBIT F

                      FINAL CERTIFICATION OF THE TRUSTEE
                      ----------------------------------


                                ________, 19__


CS First Boston Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

T.A.R. Preferred Mortgage Corporation
19782 MacArthur, Suite 260
Irvine, California  92715

Advanta Mortgage Corp. USA
16875 West Bernardo Drive
San Diego, California  92127

MBIA Insurance Corporation
113 King Street
Armonk, New York  10564

          Re: Pooling and Servicing Agreement, dated as of December 1, 1996 among CS First Boston Mortgage Securities Corp., as Depositor, T.A.R. Preferred Mortgage Corporation, as Seller, Advanta Mortgage Corp. USA, as Servicer, and Bankers Trust Company, as Trustee, Preferred Mortgage Asset-Backed Certificates, Series 1996-2.

Ladies and Gentlemen:

          In accordance with Section 2.4 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan Listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.3 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations or warranties as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                              BANKERS TRUST COMPANY,
                                               as Trustee


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________

                                   EXHIBIT G

                       REQUEST FOR RELEASE OF DOCUMENTS
                       --------------------------------


                                ________, 19__


To: Bankers Trust Company
    Four Albany Street
    New York, New York   10006

          Re:  CS First Boston Mortgage Securities Corp.,
               Preferred Mortgage Asset-Backed Certificates, Series 1996-2

          In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the Certificateholders, we request the release, and acknowledge receipt, of the Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:
------------------------------------



Mortgage Loan Number:
--------------------



Reason for Requesting Documents (check one)
-------------------------------

________  (1)  Mortgage Loan Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

________  (2)  Mortgage Loan Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

________  (3)  Mortgage Loan in Foreclosure

________  (4)  Mortgage Loan Repurchased or Substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Certificate Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

________  (5)  Other
               (explain)___________________________________________________

          If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

          If box 3, 4, or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                     [Servicer]


                     By:_________________________________________
                     Name:_______________________________________
                     Title:______________________________________


Documents returned to Trustee:

BANKERS TRUST COMPANY,
----------------------
as Trustee

By:___________________
Date:______________________

                                   EXHIBIT H

                    FORM OF INVESTOR REPRESENTATION LETTER
                    --------------------------------------


                     [Date]


Bankers Trust Company
Four Albany Street
New York, New York 10006

          Re:  Preferred Mortgage Asset-Backed
               Certificates, Series 1996-2
               ------------------------------------

Ladies and Gentlemen:

          _________________ (the "Purchaser") intends to purchase from
___________ (the "Seller"), a _____% Percentage Interest of Preferred Mortgage Asset-Backed Series 1996-2, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996 among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corporation, as seller (the "Seller"), Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

          2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

          3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

          4. The Purchaser has been furnished with, and has had an opportunity to review a copy of the Pooling and Servicing Agreement and such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.

          5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                           Very truly yours,

                           _______________________________________


                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________

                                   EXHIBIT I

                   FORM OF TRANSFEROR REPRESENTATION LETTER
                   ----------------------------------------



                     [Date]


Bankers Trust Company
Four Albany Street
New York, New York 10006



          Re:  Preferred Mortgage Asset-Backed
               Certificates, Series 1996-2
               ------------------------------------


Ladies and Gentlemen:

          In connection with the sale by ______________ (the "Seller") to _____________ (the "Purchaser") of $________ initial certificate principal balance of Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996 among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corporation, as seller, Advanta Mortgage Corp. USA, as servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of

Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           Very truly yours,


                           _______________________________________
                           (Seller)

                           By:____________________________________
                           Name:__________________________________
                           Title:_________________________________

                                   EXHIBIT J

                  FORM OF RULE 144A INVESTMENT REPRESENTATION
                  -------------------------------------------


            Description of Rule 144A Securities, including numbers:

                  Preferred Mortgage Asset-Backed Certificates
                       Series 1996-2, Class ___, No.  ___

    The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

          1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement as follows:

             a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

             b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

             c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Servicer.

             d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

             e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


-----------------------------------      --------------------------------------
      Print Name of Transferor                    Print Name of Buyer

By:                                      By:
    -------------------------------          ----------------------------------
    Name:                                    Name:
    Title:                                   Title:

Taxpayer Identification:                 Taxpayer Identification:

No.                                      No.
    -------------------------------          ----------------------------------

Date:                                    Date:
    -------------------------------          ----------------------------------

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

            [For Buyers Other Than Registered Investment Companies]

  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $_______________/1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.


_____     Corporation, etc.  The Buyer is a corporation (other than a bank,
          ----------------
          savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

_____     Bank.  The Buyer (a) is a national bank or banking institution
          -----
          organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

_____     Savings and Loan.  The Buyer (a) is a savings and loan
          ----------------
          association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over

___________________________
        /1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

_____     Broker-dealer.  The Buyer is a dealer registered pursuant to
          -------------
          Section 15 of the Securities Exchange Act of 1934.

_____     Insurance Company.  The Buyer is an insurance company whose
          -----------------
          primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_____     State or Local Plan.  The Buyer is a plan established and
          -------------------
          maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

_____     ERISA Plan.  The Buyer is an employee benefit plan within the
          ----------
          meaning of Title I of the Employee Retirement Income Security Act of 1974.

_____     Investment Adviser.  The Buyer is an investment adviser registered
          ----- ------------
          under the Investment Advisers Act of 1940.

_____     SBIC.  The Buyer is a Small Business Investment Company licensed
          -----
          by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_____     Business Development Company.  The Buyer is a business development
          ----------------------------
          company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_____     Trust Fund.  The Buyer is a trust fund whose trustee is a bank or
          ----------
          trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

  3.   The term "securities" as used herein does not include (i) securities of
                 ----------                 ----------------
issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit, (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_____  _____    Will the Buyer be
                purchasing the
                ule 144A

Yes    No  Securities only for the Buyer's own account?

  6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

  7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the

Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                        ____________________________________
                                        Print Name of Buyer


                                        By:_________________________________
                                           Name:
                                           Title:

                                        Date:_______________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers That Are Registered Investment Companies]

  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

_____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

_____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

  3.   The term "Family of Investment Companies" as used herein means two or
                 ------------------------------
more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

  4.   The term "securities" as used herein does not include (i) securities of
                 ----------
issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                           ______________________________________
                           Print Name of Buyer


                           By:___________________________________
                           Name:_________________________________
                           Title:________________________________

                           IF AN ADVISER:

                           ______________________________________
                           Print Name of Buyer


                           Date:_________________________________

                                   EXHIBIT K

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    ----------------------------------------

STATE OF             )
                     :     ss.:
COUNTY OF    )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class [RU] [RL] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ____________________] [the United States], on behalf of which he makes this affidavit and agreement.

          2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [RU] [RL] Certificates, and (iii) is acquiring the Class [RU] [RL] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [RU] [RL] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [RU] [RL] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [RU] [RL] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [RU] [RL] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the transfer of any Class [RU] [RL] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner has reviewed the restrictions set forth on the face of the Class [RU] [RL] Certificates and the provisions of Section 4.02(f) of the Pooling and Servicing Agreement under which the Class [RU] [RL] Certificates were issued (in particular, clause (vii) and (viii) of Section 4.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 4.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [RU] [RL] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          8.  The Owner's Taxpayer Identification Number is
_______________.

          9. This affidavit and agreement relates only to the Class [RU] [RL] Certificates held by the Owner and not to any other holder of the Class [RU] [RL] Certificates. The Owner understands that the liabilities described herein relate only to the Class [RU] [RL] Certificates.

          10. That no purpose of the Owner relating to the transfer of any of the Class [RU] [RL] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

          11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [RU] [RL] Certificate that the Owner intends to pay taxes associated with holding such Class [RU] [RL] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [RU] [RL] Certificate.

          12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [RU] [RL] Certificates remain outstanding.

          13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this _____ day of

____________, 199_.

                           [NAME OF OWNER]


                           By:_________________________________
                              [Name of Officer]
                              [Title of Officer]

[Corporate Seal]

ATTEST:

__________________________
[Assistant] Secretary


       Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

       Subscribed and sworn before me this day of _____________, 199_.

                           __________________________________________
                           NOTARY PUBLIC

                           COUNTY OF_________________________________
                           STATE OF__________________________________
                           My Commission expires the _____ day
                           of __________, 19_.

                                   EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE
                         ------------------------------



                                          __________, 19__


CS First Boston Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Bankers Trust Company
Four Albany Street
New York, New York  10006

          Re:  Preferred Mortgage Asset-Backed Certificates, Series 1996-2

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by ______________________________ (the "Seller") to ______________________________
(the "Purchaser") of a _____% Percentage Interest of Preferred Mortgage Asset-Backed Certificates, Series 1996-2, Class [RU] [RL] Certificates (a "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corporation, as seller, Advanta Mortgage Corp. USA, as Servicer, and Bankers Trust Company, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit K. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury

Regulations Section 1.860E-l(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [RU] [RL] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                           Very truly yours,



                           ________________________________________
                           (Seller)



                           By:_____________________________________
                           Name:___________________________________
                           Title:__________________________________

                                  EXHIBIT M-1

          The Purchaser represents that it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or
(iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity.


                                ___________________________________
                                Print Name of Purchaser




                                By:________________________________
                                   Name:
                                   Title:



                                Taxpayer Identification:


                                No.________________________________


                                Date:  ____________________________

                                  EXHIBIT M-2

          The Purchaser represents that either (a) it is not (i) an employee benefit plan (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, or (iii) an entity whose underlying assets are deemed to be assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity (any such entity described in clauses (i) through (iii), a "Plan") /1/ or (b) it is an insurance company general account and, pursuant to Section I of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), the acquisition and holding of the Class A Certificates and, pursuant to Section III of PTCE 95-60, the servicing, management and operation of the Trust are with respect to such Purchaser exempt from the "prohibited transaction" provisions of ERISA and the Code or (c) if the Purchaser is a Plan the following:

          (i) the Purchaser is not a Plan with respect to an employee benefit plan sponsored by any member of the Restricted Group (as defined in the Private Placement Memorandum);

          (ii) either (A) the person who has discretionary authority or renders investment advice to the Purchaser with respect to the investment of plan assets in the Class A Certificates is not an Obligor (or an affiliate) with respect to the Receivables (as defined in the Private Placement Memorandum), or (B) the person who has such discretionary authority or renders such investment advice is an Obligor (or an affiliate) with respect to less than 5 percent of the Receivables; and, immediately after the acquisition of the Class A Certificates, no more than 25 percent of the assets of the Purchaser are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity ; and

_____________________________
        /1/ Do not include option (c) for transfers of Class A Certificates that occur at any time during which the Certificates being transferred are not rated in one of the top three rating categories of any rating agency that satisfies the requirements of Prohibited Transaction Exemption 90-32 and that
(a) is rating the Certificates as of the date hereof and (b) has been requested by the issuer of the Certificates to rate the Certificates.

          (iii) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the 1933 Act.



                         ___________________________________
                              Print Name of Purchaser



                         By:  ______________________________
                              Name:
                              Title:



                         Taxpayer Identification:


                         No.  ______________________________

                         Date:  ____________________________

                                   EXHIBIT N

                         CERTIFICATE RE:  PREPAID LOANS
                         ------------------------------


          I, Todd A. Rodriguez, President of T.A.R. Preferred Mortgage Corporation, as Seller, hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of December 1, 1996 among CS First Boston Mortgage Securities Corp., T.A.R. Preferred Mortgage Corporation, Advanta Mortgage Corp. USA and Bankers Trust Company, as trustee) and the "Startup Day", the following schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.



Dated: December 17, 1996



                              By:________________________________
                              Name:    Todd A. Rodriguez
                              Title:   President

                                   EXHIBIT O

                                ADDITION NOTICE
                                ---------------

                                          ___________, 1997


Bankers Trust Company
Four Albany Street
New York, New York 10006

     Re: Pooling and Servicing Agreement, dated as of December 1, 1996, among CS First Boston Mortgage Securities Corp., as depositor (the "Depositor"), T.A.R. Preferred Mortgage Corporation, as seller (the "Seller"), Advanta Mortgage Corp. USA, as servicer (the "Servicer") and Bankers Trust Company, as trustee (the "Trustee"), relating to Preferred Mortgage Asset-Backed Certificates, Series 1996-2

Ladies and Gentlemen:

          Pursuant to Section 2.09 of the above-captioned Pooling and Servicing Agreement, the Depositor has designated Subsequent Mortgage Loans to be sold to the Trust Fund on ________, 1997, with an aggregate principal balance of $________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

          Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                          Very truly yours,

                          PREFERRED MORTGAGE SPC FUNDING CORP.


                          By:_________________________________
                             Name:
                             Title:

ACKNOWLEDGED AND AGREED:

BANKERS TRUST COMPANY


By:_______________
Name:_____________
Title:____________
Date:_____________

                         SUBSEQUENT TRANSFER INSTRUMENT


       Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated ________, 1997, among T.A.R. Preferred Mortgage Corporation, as seller (the "Seller"), CS First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Bankers Trust Company, as Trustee (the "Trustee") of the Preferred Mortgage Asset-Backed Certificates, Series 1996-2, as purchaser (the "Purchaser"), and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 1996, among the Depositor, the Seller, Advanta Mortgage Corp. USA, as Servicer, and the Trustee (the "Pooling and Servicing Agreement"), the Seller, the Depositor and the Purchaser agree to the sale by the seller to the Depositor and to the sale by the Depositor and the purchase by the Purchaser of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

       Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

       Section 1.  Conveyance of Subsequent Mortgage Loans.
                   ---------------------------------------

       (a) The Seller does hereby sell, transfer, assign, set over and convey to the Depositor, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal received and interest accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.3 of the Pooling and Servicing Agreement;

provided, however, that the Seller reserves and retains all right, title and
--------  -------
interest in and to principal (including Prepayments and Curtailments) received and interest accruing on the Subsequent Mortgage prior to the related
Subsequent Cut-Off Date. The Seller, contemporaneously with the delivery of the Agreement, has delivered or caused to be delivered to the Depositor each item set forth in Section 2.3 of the Pooling and Servicing Agreement. The transfer to the Depositor by the Seller of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Seller, Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Seller.

       (b) The Depositor does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all principal received and interest accruing on the Subsequent Mortgage Loans on and after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.3 of the Pooling and

Servicing Agreement; provided, however, that the Depositor reserves and retains
                     --------  -------
all right, title and interest in and to principal (including Prepayments and Curtailments) received and interest accruing on the Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.3 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor.

       (c) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

       (d) Additional terms of the sale are set forth on Attachment A hereto.

       Section 2.  Representations and Warranties; Conditions Precedent.
                   ----------------------------------------------------

       (a) The Seller hereby affirms the representations and warranties set forth in Section 3.3 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Seller hereby affirms that each of the conditions set forth in Section 2.9(b) of the Pooling and Servicing Agreement are satisfied as of the date hereby.

       (b) The Depositor hereby affirms the representations and warranties set forth in Section 3.3 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.9(b) of the Pooling and Servicing Agreement are satisfied as of the date hereof.

       (c) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any
                               --------  -------
conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.


       Section 3.  Recordation of Instrument.
                   -------------------------

       To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

       Section 4.  Governing Law.
                   -------------

       This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

       Section 5.  Counterparts.
                   ------------

       This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

       Section 6.  Successors and Assigns.
                   ----------------------

       This Instrument shall inure to the benefit of and be binding upon the Depositor and the Purchaser and their respective successors and assigns.

       IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective officers, all as of the day and year first above written.


                              T.A.R. PREFERRED
                              MORTGAGE CORPORATION


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                              CS FIRST BOSTON MORTGAGE SECURITIES CORP.


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________

                              PREFERRED MORTGAGE ASSET-BACKED CERTIFICATES, SERIES 1996-2

                              By:  BANKERS TRUST COMPANY,
                                    as Trustee


                              By:_______________________________________
                              Name:_____________________________________
                              Title:____________________________________


Attachments
-----------

     A.   Additional terms of the sale.
     B.   Schedule of Subsequent Mortgage Loans.
     C.   Opinions of Seller's counsel (bankruptcy, corporate).
     D.   Seller's Officer's Certificate.
     E.   Opinions of Depositor's counsel (bankruptcy, corporate)
     F.   Depositor's Officer's Certificate.
     G.   Trustee's Certificate
     H.   Opinion of Trustee's Counsel.

                        PREFERRED MORTGAGE ASSET-BACKED
                          CERTIFICATES, SERIES 1996-2
                 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT
                                 Series 1996-2
                                 ________, 199_


A.

1.   Subsequent Cut-off Date:
2.   Pricing Date:
3.   Subsequent Transfer Date:
4. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
5.   Purchase Price:              96.5%


B.

As to all the Subsequent Mortgage Loans the subject of this Instrument: